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                                                                   EXHIBIT 10(j)

                                    AGREEMENT


                                     BETWEEN


                               ELECTRO-VOICE, INC.

                                       AND

                                    LOCAL 900

                             INTERNATIONAL UNION OF
                        ELECTRONIC, ELECTRICAL, SALARIED,
                          MACHINE AND FURNITURE WORKERS

                                     AFL-CIO

                                    1993-1996

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                                TABLE OF CONTENTS


                                                                            Page

ARTICLE 1  Union Recognition...................................................1
ARTICLE 2  Union Shop..........................................................2
ARTICLE 3  Hours and Overtime..................................................2
ARTICLE 4  Holidays............................................................8
ARTICLE 5  Seniority...........................................................9
ARTICLE 6  Discipline and Discharge...........................................14
ARTICLE 7  Leave of Absence...................................................15
ARTICLE 8  Military Service...................................................19
ARTICLE 9  Inter-Plant Transfer...............................................20
ARTICLE 9A Procedure for Using Extra Help
           On Premium Jobs....................................................20
ARTICLE 10 Vacations..........................................................22
ARTICLE 11 Bulletin Boards....................................................26
ARTICLE 12 Union Representation...............................................26
ARTICLE 13 Rest Periods.......................................................27
ARTICLE 14 No Discrimination..................................................28
ARTICLE 15 Supervisors........................................................28
ARTICLE 16 Seniority - Out of Bargaining Unit.................................28
ARTICLE 17 Working Conditions.................................................29
ARTICLE 18 Time Study.........................................................29
ARTICLE 19 Payment for Jury Duty and
           Voting on Election Day.............................................29
ARTICLE 20 Notice of Proposed Layoffs.........................................30
ARTICLE 21 Information to Union...............................................30
ARTICLE 22 Job Evaluation.....................................................31
ARTICLE 23 Pension and Severance..............................................31
ARTICLE 24 Group Insurance....................................................32
ARTICLE 25 Posting of Agreement...............................................34
ARTICLE 26 Grievances.........................................................34
ARTICLE 27 Arbitration........................................................35
ARTICLE 28 Tool Room Seniority and Qualifications.............................36
ARTICLE 28AMaintenance Department Seniority...................................37
ARTICLE 29 Premium Job-Transfers..............................................38
ARTICLE 30 Premium Job Layoffs and Recall.....................................38


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                                                                            Page
ARTICLE 31 Shift Bumping......................................................39
ARTICLE 32 Cost of Living.....................................................39
ARTICLE 33 Job Posting........................................................39
ARTICLE 34 General............................................................42
ARTICLE 35 Compensatory Leave for Sickness or Emergencies.....................44
ARTICLE 36 Hourly Rates.......................................................45
ARTICLE 37 Job Descriptions...................................................50
ARTICLE 38 Plant Closure......................................................72
ARTICLE 39 Duration of Agreement..............................................72


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                                    AGREEMENT

         Agreement entered into this 18th day of March, 1993 between Electro-Voice, Inc., Buchanan, Michigan, hereinafter called the "Employer" and Local 900 International Union of Electronic, Electrical, Salaried, Machine and Furniture Workers, AFL-CIO, herein called the "Union."

         The parties of this agreement recognize that without mutual understanding, harmony and cooperation among employees, and between employees and employer, it is impossible to operate a business with the economy and efficiency indispensable to its very existence. We recognize that it is mutually advantageous to work together to maintain high standards of living, safe, healthful working conditions, and promote economic and efficient operations in order that our service to the buyer will enable the business of the Company to prosper and provide steady employment. We agree to the fullest extent in obtaining the aforementioned results and recognize the principle of giving a fair day's work for a fair day's pay.

         To achieve these ends both parties agree the Company shall have the right to move employees to other jobs within their wage group to promote efficiency. Such moves shall be made fairly and without discrimination.

         No employee or employees shall be requested to perform any premium jobs as long as there are employees cut back and/or bumped with recall rights from their premium jobs. Employees upgraded to premium jobs over the normal amount of operators shall be charged to extra help.

         Any employee on a premium job that is temporarily out of work due to machine breakdown or material shortages may be utilized on any equal or lower grade job for the remainder of that shift. This displaced employee will not be utilized on any unstaffed jobs for more than one shift.

                                    ARTICLE 1
                                UNION RECOGNITION

         Section 1. The Employer recognizes the Union as the sole and exclusive collective bargaining agent for all production and maintenance employees and all apprentices, excluding office help, engineers, and supervisory employees who have authority to hire and fire, with respect to rates of pay, wages, hours of employment, and all other conditions of employment. All individual exclusions from the bargaining unit must be mutually agreed upon by the Employer and the Union.

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                                    ARTICLE 2
                                   UNION SHOP

         Section 1. As a condition of employment all employees covered by this agreement shall within 30 days after date of execution of this agreement or in case of new employees immediately after completion of their probationary period (60 days of work for tool and die makers, machinists, and maintenance department, 45 days of work for all other new employees) become members of the Union. A partial day worked shall be construed as a day of work.

         Section 2. The employer for said employees shall deduct each week the Union dues and assessments and promptly remit the same to the Financial Secretary-Treasurer of the Union, in accordance with data submitted by the Union.

         In the event a probationary employee incurs an obvious plant injury after working at least 15 days, any subsequent time lost due to such injury shall be credited to his qualifying time.

         Section 3. New employees excepting tool and die makers, machinists, and maintenance department shall be considered on probation for the first 45 days of work. Tool and die makers, machinists, and maintenance department shall be considered on probation for the first 60 days of work. All probationary employees will be placed on the seniority list as of date of hire upon completion of their probationary time.

         Section 4. A partial day shall be construed as a day of work for all probationary employees. A partial week shall be regarded as a work week. Saturdays, Sundays and holidays worked shall be credited to probation time.

         Section 5. In case a dispute arises as to whether or not an employee has failed to maintain his Union membership in good standing, the Union agrees to assume any liability that may arise from any acts of the Company which result from its reliance on representation of facts by the Union.

                                    ARTICLE 3
                               HOURS AND OVERTIME

         Section 1. The work week shall be 40 hours per week, 8 hours per day, 5 days per week from Monday through Friday, inclusive.


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         Both parties acknowledge that problems relative to hours of work and the school hours of the children of employees are problems of mutual concern and interest to both Company and Union.

         Therefore, in the interest of attempting to minimize any conflict in work hours vs. school hours, it is agreed that the following hours of work will be observed.

(A) Beginning with the first Monday in June thru Labor Day:

      1.   FIRST SHIFT.......................................7:00 a.m.-3:30 p.m.

           SECOND SHIFT....................................3:30 p.m.-12 MIDNIGHT

           THIRD SHIFT......................................10:30 p.m.-7:00 a.m.

(B) Beginning with the first Tuesday after Labor Day to the first Monday in
    June:

      1.   FIRST SHIFT.......................................8:00 a.m.-4:30 p.m.

           SECOND SHIFT......................................4:30 p.m.-1:00 a.m.

           THIRD SHIFT......................................11:30 p.m.-8:00 a.m.

(C) Paychecks will be issued on Friday mornings or on the morning of the last scheduled work day. The only exception would be if a pay day is on a Wednesday and checks cannot be run on computers in time for Wednesday morning distribution.

         Section 2. All work performed in excess of 8 hours in any single day, in excess of 40 hours in any given week, and all work performed on Saturday shall be paid at the rate of time and one-half except overtime shall not be pyramided.

         When shift hours have been established, a maximum of 2 hours overlap will be allowed for an off shift. When the overlap exceeds 2 hours the employee shall be paid the premium rate for the full 8 hours worked.

         Recognizing that it may sometimes be necessary to provide an overlap shift, it shall be established by mutual agreement between the Company and the Union.


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         Section 3. Double time shall be paid for all work done on Sundays. For holidays see Article 4.

         Section 4. Overtime work shall be performed by the operator normally on the job on which the overtime occurs. A normal operator shall be defined as one with the most time spent on the job in a given shift or pay period in which the overtime occurs. Overtime shall be divided as equally as possible between normal operators on the job.

         Should overtime be offered and the employee refuse it, they shall be charged with such overtime. Once an employee is offered overtime and refuses, the Company shall not offer overtime to that employee for any job for that specified time period.

         No more than 10 hour inequity on turn sheet between operators with exception of Tool Room Classification. Overtime will be divided as equally as possible on all jobs that all classifications can perform. The Tool Room turn sheet will be kept by the Tool Room supervisor.

         Should an employee wish not to be considered for overtime on a continuous basis, notification is to be given to the supervisor in writing with a copy to the Chief Steward. The Company will not consider a person eligible for overtime until notification is withdrawn.

         No employee shall be moved for the purpose of overtime. Notice of overtime must be given by the Company 2 hours prior to daily overtime.

         Such division of overtime shall be controlled by use of a turn sheet which shall be maintained by the departmental supervisor to be reviewed by area steward and supervisor.

         Seniority shall govern the selection of personnel for overtime on the job at the start of the turn sheet. The turn sheets will start on June 19, 1990, and continue for the length of the contract. Any employee on vacation or leave shall be charged with overtime. When overtime is required as a result of an absence of any employee, the absent employee will also be charged with the overtime. Employee entering into a new job shall assume the maximum hours as credited on the turn sheet. When subsequent operators are needed for overtime on such jobs, preference shall be given for such overtime to operators in accordance to time spent on that job in a given shift or pay period when overtime occurs.


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         If possible, notification of opportunity for overtime work shall be given at least 4 hours before end of last shift prior to overtime.

         Failure to report for overtime work, on Saturday, Sunday, or holiday, after accepting assignment shall be subject to a (1) day suspension. Notification from the employee with a reasonable excuse will exempt him from the above.

         Failure to report for overtime work, on a regularly scheduled work day, after accepting assignment, shall be subject to a written reprimand for the first offense and a (1) day suspension for a second offense. Notification from the employee with a reasonable excuse will exempt him from the above.

         Group Leaders and/or Department Heads whose job normally requires working on non-premium or premium work on a regular day of work are entitled to overtime on the same basis as the employee within their group.

         Group Leaders and/or Department Heads required to work overtime for purposes of performing clerical responsibilities, set-up of a line, change-over and such other duties as are outlined in their job descriptions shall not perform other classifications of work except as set forth above.

         Section 5. Lost Overtime. In the event an employee is available for overtime and is denied the opportunity for overtime, such employee(s) shall be given the opportunity of making up such lost overtime or be reimbursed for such lost overtime equivalent to the amount of time spent on the job.

         When hours equivalent to the denied hours are to be worked, the arrangement with the employee shall be made (24) hours in advance unless shorter notice is agreeable to the employee involved.

         If a supervisor performs the work normally performed by a bargaining unit employee, in an overtime period, the employee shall receive a minimum of
(4) hours of overtime pay.

         Lost overtime on Saturdays, Sundays and holidays shall be reimbursed at a minimum of (4) hours of overtime pay.

         Should it be decided to work overtime on a regular work day, the Company's responsibility in informing personnel is limited to those in attendance during the last four hours of the day. If the overtime is to be worked on Saturday, Sunday or holiday


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and the employee is not in attendance during the last (4) hours of the last regular work day preceding such overtime, the overtime will not be offered to the employee unless the employee has notified his or her foreman prior to leaving and has indicated an interest in any overtime available.

         In that event the responsibility of the Company shall be limited to a telephone call at the location of the telephone as listed in his personnel file. Union official shall be present while calls are placed. If the Company is unable to contact the employee and secure confirmation that the employee will work, the next eligible employee will be called. The Company representative and the Union official will initial the sheet.

         Section 6. Procedure for processing overtime complaints.

(A) Overtime complaints shall be reported no later than the end of the second shift of the third working day following the alleged violation.

(B) Such complaints shall be investigated by the foreman involved and the Labor Relations Department.

         In the event the foreman and the Labor Relations Department fail to satisfactorily settle the complaint by the end of the second shift of the third day after it has been called to their attention, the complaint shall then be referred to the grievance procedure.

(C) Agreed adjustments relative to make up of lost overtime hours or lost overtime wages shall be acted upon within (7) calendar days after date of such agreements.

(D) Agreed adjustments relative to make up of lost overtime outside of your department shall be acted upon within (21) calendar days or employee will be paid.

         Section 7. Extra Help on Overtime. When extra help is required and overtime occurs in wage classification (1), this extra help must be obtained by choosing employees with the most plant seniority in classification (1).

         Should the non-premium classification list be exhausted, and more workers are required, premium workers may be used at non-premium rate. These workers must be chosen by seniority.


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         When extra help is required and overtime occurs on premium jobs, this extra help must be obtained by choosing employees with the most plant seniority and previous good experience on the job on which the overtime occurs.

         When operators with previous good experience are not available, personnel shall be selected for such overtime on a basis of plant seniority unless the job requires specific skills that may have to be taken into consideration. In this event such skill shall have priority over plant seniority. Union shall resolve each instance on its particular merit and circumstances. Failure to arrive at a satisfactory agreement the issue will then be submitted to the grievance procedure.

         NOTE: "Extra Help" is defined as operators who are required only after the normal and subsequent supply of operators has been exhausted.

         Section 8. An employee who reports for work at his or her regular starting time and has not been notified by the Employer not to so report shall be given not less than (4) hours of work and pay therefor, or not less than (4) hours pay.

         This section shall also apply to employees who are requested to work Saturdays, Sundays or holidays with the exception of the maintenance department on inspection tours. An employee called to return to work shall be given not less than (2) hours of work or pay.

         Should an employee come to work on an overtime basis, not by direction of the Company, and who is not entitled to overtime because of the "normal operator" clause or the "seniority clause," he shall be sent home immediately when the error is detected, and shall not be entitled to the (4) hours pay, but shall be paid only for the time worked.

         Section 9. Maintenance tours shall be conducted on a rotated basis among maintenance employees. Those eligible for rotation shall be the Maintenance Department Head, Group Leader and Maintenance Employees with (1) or more years of experience in the maintenance department. If all eligible employees refuse, Maintenance 2 will be considered on basis of experience.

         Section 10. Any employee classified under the wage supplements shall be paid $0.50 per hour above their regular hourly rate for all work performed on the second shift, or $0.65 per hour above their regular hourly rate for all work performed on the third shift. These premiums shall also be paid to any employee for hours worked other than their regular shift hours which are not overtime hours. Day shift


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employees working the second or third shift on Saturday, Sunday or a holiday will receive the shift differential for that shift for the hours worked on the weekend or the holiday.

                                    ARTICLE 4
                                    HOLIDAYS

         Section 1. The holidays recognized on coming under the scope of this agreement shall be as follows:

New Year's Day                                    December 24th

Good Friday                                       Christmas Day

Monday after Easter                               December 31st

Memorial Day                                      Thanksgiving Day

July 4th                                          Friday after Thanksgiving

Labor Day

         (A floating holiday September 3, 1993, September 2, 1994 and September 1, 1995)

         Any employee working a holiday shall receive double time plus regular holiday pay for all such time worked.

         Section 2. Employees who have completed 30 working days, shall be paid
(8) hours regular time for holidays not worked, providing the employee works the last (4) hours of the last day the factory works prior to the holiday, and works the first (4) hours of the first day the factory works after the holiday. A maximum of one hour of tardiness is allowed on the work day prior to and following the holidays.

         In the event of multiple holidays where qualifying days occur in (2) pay periods and employee is absent without extenuating circumstances on one of the qualifying days, employee will forfeit one day of holiday.

         Should an employee be laid off or sustain a lost time factory injury, or on leave of absence for reasons as defined in extenuating circumstances below, or be


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hospitalized such that he or she is unable to meet the above requirements (day before and day after) he shall be eligible to receive holiday pay if he or she is entitled to pay for time worked in the week during which the holiday falls.

         In the event that one of the above identified holidays falls on a Saturday, the Company will endeavor to close on the Friday preceding the holiday to permit employees the advantage of an extended weekend.

         Such closing shall not be construed in any way to be an additional holiday and should it be necessary to work certain operations on such Friday, employees who work will be paid at straight time rate.

         It being understood that working such day be optional with the Employee and such Friday shall not be the qualifying day.

         Extenuating circumstances which may occur which disqualify a person and thereby deprive him or her of his or her holiday pay, will be reviewed by the Plant Manager and proof must be presented if requested.

         Any extenuating circumstances which cause the absence of more than (2) days before, after or surrounding the holiday shall not be considered for the purpose of removing the disqualification above referenced. Extenuating circumstances are defined as illness, emergency or compelling personal reasons and not for convenience nor extending the holiday.

         An employee on vacation, bereavement leave or on local Union business is entitled to holiday pay, should the holiday fall during that period.

         An employee on an approved leave of absence, irrespective of the provisions of Article 4, Section 2, Paragraph 7, shall receive holiday pay providing they are entitled to pay for the time worked in the weeks in which the holiday occurs.

                                    ARTICLE 5
                                    SENIORITY

         Section 1. Layoffs. In all cases of permanent layoffs and rehiring, seniority and skill shall govern. When it becomes necessary to lay off employees, the junior employees in point of service shall be laid off first, and the senior employee laid off last, except that ability and training to perform work shall be considered by Management and Union. When rehiring takes place, the senior employees shall be


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called back to work first, and the junior employees last, except that ability and training to perform work shall be considered by Management and Union. Employees called back after having been off the payroll for (6) months or more shall have a fair trial to prove their capability on current type of work. No trial period shall exceed (20) days of work. A partial day of work shall be construed as a full day of credit on trial time period.

         In the event of curtailed production, plant seniority will be the governing factor in moving employees off premium jobs except those not subject to posting.

         Section 2. Permanent Layoffs. A permanent layoff shall be defined as one of more than (3) consecutive working days' duration.

         Section 3. Temporary layoffs. In the event of a TEMPORARY LAYOFF (3 days or less) occasioned by curtailed production or material shortages affecting
(5) or more employees who cannot be absorbed into other production at that time, those employees may be sent home until the Company has had an opportunity to clarify the seniority picture.

         An employee losing more than (12) hours to an employee of less plant seniority by this procedure in a (45) day period, shall be exempt from the temporary layoff provision for the next (90) days by advising his representatives in the Union who will in turn advise the Company.

         Section 3. The work week will be (5) eight-hour days. Before any general reduction in hours takes place, employees with (26) weeks service or less will be laid off unless upon mutual agreement of Union and Company they are the only ones capable of performing the work. Any general reduction in hours beyond this will be mutually agreed upon.

         Section 5. Recall from Layoff. No new employees, except those qualified in special skills, shall be hired until employees who have been laid off have been given the opportunity by proper notification to return to work. Employees shall be given (5) working days after notice when requested by the Employer to return to work. The employer shall notify employees either by telephone, telegram, registered mail or personal notice. In the event of personal notice, such notice shall be made directly to the employee only. After original attempt (if Employer is unable to make such personal contact within (24) hours) the Employer shall send such notice via registered mail.


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         Section 6. Change of Address and Notification. Employees shall notify
Employer of any change in address within (5) days after such change. Such notice shall be given in writing. The Employer shall be entitled to rely upon the address shown upon its records. Employees shall notify Employer within (24) hours after receipt of notice as to, if and when, he or she can return to work. If no such notification is given, it will be assumed that the employee is not to return.

         Section 7. In the event of curtailed production, plant seniority will be the governing factor in moving employees from their jobs. It being expressly understood that the selection of Group Leaders and Department Heads is the sole prerogative of Management and such duties as outlined in their job descriptions are not subject to posting or bumping.

         Employees cut back from their jobs for more than (3) work days shall have the right to bump any less senior employees in an equal or lesser wage group with the following exceptions (a paid holiday will not be included as one of the days of the umbrella period):

    1. Tool and Die Makers

    2. Jig and Fixture Maker

    3. Set-up Man, Assembly

    4. Maintenance 1

    5. Master Painter

    6. Process Polisher

    7. Spray Painter All-Around

    8. Maintenance 2

    9. Screw Machine 1

    10. Inspector

    11. Spray Painter -- Beginner


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    12. Plating and Polishing

    13. Set-up Man, Assembly (Beginner)

    14. Receiving Clerk

    15. Screw Machine 2

    16. C.N.C. Programmer Operator

    17. Maintenance Technician

    18. Set-up Die Cast & Trim Press

    19. Service Repair*

    20. Coil Assembler (Wide Band Driver)

         *A list of employees eligible to bump into Service Repair is available in the Employee Relations Department.

         Those jobs excepted in the above list require, in addition to seniority, that the employees have previously qualified on the job. An employee may also bump into a vacant job of equal or lesser wage group, provided the vacant job has been bid in the last two weeks and there were no bidders among active employees.

         On jobs which require a test the employee must pass the test before exercising a bump.

         When an employee bumps into one of the jobs listed above and claim is made as to previous qualifications, and no record exists as to such qualifications, an employee may be given a "familiarization" period not to exceed (4) hours to demonstrate his qualifications.

         An employee bumping into any other premium job shall be allowed the normal qualifying period (in no way to exceed (5) working days), to demonstrate the skill and ability necessary to satisfactorily perform the production work. On premium jobs which include set-up, the bumping employee shall have the normal qualifying period as defined by the contract to demonstrate the skill and ability necessary to satisfactorily perform all aspects of the job description.


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         When an opening shall again exist in his regular classification, the employee shall be recalled. The employee must accept the recall or sign a withdrawal sheet. Employees recalled as a replacement for a vacation of (5) days or longer will be given a recall slip.

         (When an employee signs a withdrawal sheet, they shall not be permitted to remain on the job to which he has bumped but shall be assigned to a job in Group 1 and shall receive Group 1 rate of pay from the time of such assignment.)

         In the event of a cutback of less than (3) days in duration, the employees involved will be utilized in other work and retain their premium rate. This time is not to be charged as extra help. No employee or employees shall be requested to perform any premium jobs as long as there are employees cut back and/or bumped with recall rights from their premium jobs.

         The cutback employee should contact the Personnel Department and exercise his seniority at the earliest possible time but in no event later than noon of the third day of cutback. He may be placed on the job he has selected during the (3) day period providing such placement does not result in moving the bumped employee from the job during such period. Bumped employees shall receive
(4) hours' notice or (4) hours' pay.

         All moves will be made in a fair and orderly manner and not later than the morning of the (4th) day of the cutback initiating such moves. A premium worker's pay shall not be reduced to Group I unless he does not have sufficient seniority to bump or he elects to remain in Group 1. Each subsequent bump entitles the bumped employees to a (4) hour notice or (4) hours of rate protection.

         In the event a replacement is needed for absenteeism on a premium job and there are employees cut back from this job, they shall be utilized first and in line with seniority. If the replacement is for (5) days, the employee shall be covered by the (3) day clause. If the replacement is for less than (5) days, the employee must return, but shall not be covered by the (3) day clause. Should the utilized employee be cut back and be under their (3) day umbrella, the umbrella will be extended the number of days they are used for replacement for absenteeism. If the cutback employee is used as a replacement for more than (5) days in a (3) day period, the employee shall be given their recall rights. The replacement shall be given the rate of the cutback job for the full day. If the replacement is for (5) consecutive days or more, the employee must accept the recall or sign a withdrawal sheet.


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         Section 8. As of June 19, 1993 and thereafter, Employees hired on the same date will be granted seniority in the same order as their birthdates fall during the calendar year.

                                    ARTICLE 6
                            DISCIPLINE AND DISCHARGE

         Section 1. Full power of discharge or discipline lies with the Employer, but it is agreed that his power shall be exercised with justice and with regard for the reasonable rights of the employees. If the Union, after investigation, feels that an employee has been disciplined or discharged without just cause and fails to reach an agreement or adjustment with the representatives of the Employer, the case in question shall be referred to the grievance procedure. The Union is to be notified at the time of any such discharge or discipline.

         Section 2. Absenteeism. Any employee absent without just cause and/or without notifying the Company shall be subject to discipline. Three (3) consecutive days of such absence without reporting to work at the start of the shift on the fourth consecutive day shall be construed as the employee having terminated his or her employment.

         It is specifically pointed out that the Company and Union are in complete agreement that absence which is chronic cannot be condoned.

         Any absence of more than three (3) days must be covered by a leave of absence.

         Sick days or holidays shall not be considered as part of the three days unexcused absenteeism prior to being terminated. Compensatory days are not counted as absent.

         Section 3. The Company will publish a list of rules classified into these categories:

(A) Dismissal Rules

(B) 2-Day Suspension Rules

(C) 3-Day Suspension Rules


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         The publishing of the rules by the Company shall not be construed as limiting the right of the Company to delete, amend or add rules as changing conditions demand such changes. However, notification of such changes will be made known to the President and Chief Steward of the Union in advance of the publishing of the change.

         Section 4. Infractions of Company rules require disciplinary action and the following procedure shall be used except in the event of an infraction of a rule which carried a mandatory dismissal.

(A) Infractions of rules shall be dealt with in an impartial and fair manner. A first infraction can deserve a verbal warning. For the purpose of administration, the "verbal warning" shall be written on an appropriate form.

(B) A first infraction of a suspension rule as specified by Section 3 or after the issuance of a verbal warning shall require the writing of a written reprimand but no penalty will be incurred.

(C) A subsequent infraction of the same rule will require a written reprimand and suspension penalty. A fourth infraction shall call for dismissal.

(D) An accumulation of three verbal warnings for various infractions within a period of (6) months shall carry a penalty of 3-day suspension. An accumulation of two written reprimands for various rule infractions during a (1) year period shall carry a (5) day suspension penalty. A third will carry a (l0) day suspension penalty and a fourth during the same period of time will require dismissal.

         Section 5. The Company recognized that as the repeat violator is penalized, so should the person who abides by the rules be given consideration, Therefore, a reprimand which becomes six months old, with no other reprimands issued in the interim, will not be used as a factor in a subsequent penalty. However, in the case of a chronic offender, such past history may be used in administering discipline.

                                    ARTICLE 7
                                LEAVE OF ABSENCE

         Leave of Absence in excess of (3) working days will be granted by agreement of a committee composed of (2) representatives from the Company and
(2) representatives from the Union. All leaves of absence will be without pay for:

(A) Justifiable personal reasons, which shall not exceed (30) days. Leave of absence shall not be granted for the purpose of extending vacation, providing however, that an employee may receive not more than once in a
         (4) year period, a special leave for an extended travel vacation. Such leave shall be for not less than (2) weeks nor more than (6) weeks in addition to vacation. Request for such special leave must be presented not less than (30) days preceding the start of the vacation and leave period;

(B) Personal illness, which in serious cases may be for extended periods of time;

(C)      Union Business, which would be for extended periods of time;

(D)      To hold public office, which would be for extended periods to time;

(E)      Child care;

         Electro-Voice Buchanan will provide a maximum of 26 weeks unpaid leave for an employee to care for and bond with newborn or newly adopted children. The 26 weeks will begin on the day of adoption or on date of employee's release to return to work. This Child Care Leave may be used once every two years by an employee.

         Any employee on a Child Care Leave will accumulate seniority during such leave and upon return to work will be re-employed at their former or similar position in accordance with their seniority.

         While on Child Care Leave, an employee's insurance will be terminated after the first thirteen weeks. An employee's medical and life insurance can be continued if the employee makes monthly premium payments to the Company.

         There must be a two-week prior notification to the Company by the employee of their desire to use the Child Care Leave. Proper certification, birth certificate, or adoption papers must accompany any Child Care Leave request.

(F)      Family Care;

         Electro-Voice, Buchanan Plant will provide a maximum of thirteen weeks unpaid leave for an employee to care for a member of their immediate family (mother, father, spouse, brother, sister, or child) who is totally disabled due to sickness or accident. Three extensions in monthly increments will be provided, if necessary. (In rare and unusual circumstances, the leave committee may consider more than three monthly extensions.)

         Any employee on a Family Care Leave will accumulate seniority during such leave and upon return to work will be re-employed at their former or similar position in accordance with their seniority.

         A statement from the family member's physician, stating the need for family care and the anticipated length of the disability, must accompany the request for a leave. Disabilities of less than four days will not be considered.

         While on Family Care Leave, an employee's insurance will be terminated after the first thirteen weeks. An employee's medical and life insurance can be continued if the employee makes monthly premium payments to the company.

(G) Or any other justifiable reason.

         A copy of the leave of absence will be given to the Union representative. Leaves of absence will be granted only when the reason is justifiable. Where an employee desires to extend his leave of absence, he must request such extension prior to the expiration of his current leave.

         The Company will grant leaves of absence to employees elected or appointed to offices in the International Union or the AFL-CIO or the Local Union upon written request addressed to the Personnel Manager from the President of the International Union or District President of the IUE-AFL-CIO.

         While on an approved leave of absence, an employee shall accumulate seniority.

         When an employee fails to return to work at the expiration of the approved leave of absence, the employee shall be subject to disciplinary action. The first offense shall deserve a (30) calendar day suspension and the second offense shall result in discharge.

         All requests for leaves of absence shall be supported by such evidence as the Company and the Union may deem necessary. The limit for submitting a leave is extended from (3) working days to (5) working days in the case of sudden illness or hospitalization provided the employee requests such leave within three working days. It is the intent of this Agreement that leaves of absence shall not be used to take advantage of seasonal or other employment elsewhere, or to be used to try out jobs in other companies. Employees who violate this provision shall be separated from the payroll.

         Such decisions of this committee normally will be final, but failing to arrive at a majority decision regarding a request for a leave of absence, the matter will then be referred to an officer of the Company and an officer of the Union.

         Bereavement leaves and official Union business are legitimate reasons for leaves of absence. A person on a premium job is to be returned to the same job upon return from a leave of absence, provided the job still exists and, provided he is physically and mentally capable of performing that job. Any employee who has been on an extended sick leave shall not lose his or her seniority regardless of length of time off, provided he or she is capable of doing the work required.

         Bereavement Leaves: Up to (3) days bereavement leave with pay shall be granted to employees who lose up to (3) days (Article 3, Section 1) on account of a death in the immediate family. The Personnel Department must be notified no later than the first working day missed. One day to be day of funeral. Employee to inform personnel of the day of the funeral.

Immediate family is identified as:

Husband                       Father                             Father-in-Law

Wife                          Mother                             Mother-in-Law

Brother                       Step-Father                        Step-Mother

Sister                        Brother-in-Law                     Sister-in-Law

Children                      Step-Children                      Son-in-Law

Grandchildren                 Grandparents                       Daughter-in-Law

         A bereavement leave with pay of up to (1) day shall be granted to employees who lose up to one day (Article 3, Section 1) on account of the death of a grandparent of the employee's spouse.

                                    ARTICLE 8
                                MILITARY SERVICE

Section 1.

(a) Coverage. Any employee of the Company who volunteers during a state of emergency or is drafted or is called into service in the land, naval or air forces of the United States or their auxiliary services, or the U.S. Merchant Marine, shall be entitled to the benefits in this section. Such service shall be referred to hereinafter as "Military Service."

(b) Temporary Employees. Any employee who has passed the regular probationary period shall not be considered a temporary employee for the purpose of this section or for the application of the provisions of the Selective Service Act.

(c) Military Leave Pay. Upon leaving for military service, such employees shall receive (1) week's pay based on their average earnings.

(d) Vacation Pay. Upon leaving for military service, such employees shall receive their accrued vacation pay.

(e) Accumulating Seniority. All such employees shall accumulate seniority during their period of military service.

(f) Re-employment. Upon termination of their military service, such employees shall be re-employed at their former or similar work in line with their seniority as accumulated during military service.

(g) Reporting Time. Such employees shall report for work with the Company within (120) days of the date of termination of their military service or at a later date if such employees cannot report sooner through no fault of their own. Employees who report in accordance with this section after the (90) days provided for by the Selective Service Act shall be entitled to all their rights under the Act and under the provision of this section.

(h) Re-employment of Employee Disabled Veterans. Former employee disabled veterans who apply for re-employment shall be re-employed by the Company on work suitable to such employee's capacity, without regard to seniority or any other consideration.

(i) This section shall not apply to any employee who re-enlists after serving his or her original obligation due to the Selective Service Act or a national emergency.

(j) Benefits Accrued During Military Service. All former employee veterans shall be re-employed without loss of prejudice to any of the rights and privileges formerly enjoyed by them as employees of the Company and shall receive the same benefits and advantages from the Company as though employment has continued and has been satisfactory during their periods of military service.

(k) Job Survey for Disabled Veterans. The Company and the Union will cooperate in making plant, department, and job surveys to determine what jobs are suitable for returning disabled veterans.

                                    ARTICLE 9
                              INTER-PLANT TRANSFER

         Section 1. In the event an operation is transferred inter-plant-wise and necessitates the moving of personnel out of the Buchanan plant, the subject of inter-plant transfers and all related problems such as seniority, job transfer, etc., will be subject to negotiations by both parties.

                                   ARTICLE 9A
                         PROCEDURE FOR USING EXTRA HELP
                                 ON PREMIUM JOBS

         Section 1. The Company may transfer persons to premium jobs where extra help as such is needed. Employees upgraded to premium jobs over the normal amount of operators shall be charged to extra help.

         The time limit for use of extra help shall be (20) days in any (1) year. The year to run concurrent with the date the extra help is placed on the job. In an emergency, the (20) day limit may be extended by Mutual agreement.

         When using lower pay group employees for extra help on higher pay group work, they shall be selected by seniority provided they have the ability to perform the work.

         Any employee on a premium job that is temporarily out of work due to machine breakdown or material shortages may be utilized on any equal or lower grade job for the remainder of that shift. This displaced employee will not be utilized on any unstaffed jobs for more than one shift.

         No employee or employees shall be requested to perform any premium jobs as long as there are employees cut back and/or bumped with recall rights from their premium jobs.

         Section 2. Temporary Vacancies on Premium Jobs. Procedure for filling temporary vacancies in premium jobs due to vacation and authorized leaves of absence as recognized by this agreement shall be as follows:

         The Company shall have the prerogative of requesting employees to fill vacancies on premium jobs.

         Such replacement on a job shall not exceed (60) days.

         When it is known in advance by the Company that a vacancy will exist for a period exceeding (60) days, the vacancy shall be posted on the bulletin boards for a period of (48) hours as "Temporary Vacancies." Temporary jobs shall be for a duration of 12 months, only then be reposted as permanent jobs.

         Such employees shall be regarded as strictly a temporary operator and shall not exercise their plant seniority on that job. Regardless of seniority, they shall be subject to shift bump from another employee who is on a permanent status, but the temporary employee can only bump another temporary employee on the same job. They would be cut back by plant seniority before any permanent people are cut back.

         When the employee who has been on an approved leave returns, he shall return to his regular job, provided his is physically arid mentally capable of performing that job.

         The employee who temporarily filled the vacancy shall be returned to his former job classification.

         In the event the employee used as a replacement has previously qualified, he shall receive the top rate of the job starting with the first day or his own, whichever is highest.

         In the event the employee has not previously qualified, he shall receive the next rate below top rate or his own, whichever is the higher, starting the first day. This shall apply to all multiple progression jobs such as maintenance, screw machine, polishing, plating, die cast, set-up assembly and inspection. All other jobs shall receive top rate starting with the first day or his own rate, whichever is the higher. Agreement on Maintenance Extra Help the Company and the Union agree that Maintenance Tech 1 and Maintenance Tech 2 are not progressive jobs. Should an employee who has not previously qualified in maintenance be used as extra help in maintenance, that employee shall be paid the Maintenance 2 rate or their own rate, whichever is higher.

         Section 3. Should an employee be temporarily transferred to a job that in the judgment of the Company is more urgent than the one he is doing and where the rate of pay is lower than on his regular job, the employee shall be paid the rate of his regular job and this rate of pay shall not be considered the rate of pay of the job.

         Section 4. In case of emergency or for vacation fill-in, the Company may temporarily use bargaining unit personnel to perform work not classified in the contract. The Union will receive prior written notice (except in emergency cases) of such assignment. The replacement shall not exceed (29) days in any continuous period. The employee may exercise the right to refuse to perform such work. The employee shall receive (.25) cents per hour in addition to their regular rate for the time worked on non-classified work. Employees temporarily transferred to replace a supervisor for a Department Head.

                                   ARTICLE 10
                                    VACATIONS

         Section 1. All employees employed by the Company who have (52) credit weeks shall receive 3% of their earnings from their seniority date to the end of the second quarter of the calendar year following their seniority date.

         All employees who have the following credit weeks as of the end of the second quarter of the calendar year (May 31 payable during June), shall receive the following percentage of their annual earnings:

           Credit Weeks              Percentage
           53 through 129                  3%
           130 through 233                 5%
           234 through 494                 7%

           Credit Weeks              Percentage
           495 through 753                 8%
           754 through 832                 9 1/2%
           833 and over                    10%

         A credit week is a week worked or a portion of a week worked. Credit will be given for lost time week(s) vacation, union business, military leave or compensable injuries.

         Time off will be granted for vacation based on seniority. One (1) and
(2) years seniority - one week granted for vacation. Three to (7) years seniority - (2) weeks granted for vacation. Seven to (13) years seniority - (3) weeks granted for vacation. Thirteen to (18) years seniority - (4) weeks granted for vacation. Eighteen years or more seniority - (5) weeks granted for vacation.

         Employees with (23) or more years of seniority shall, provided they have scheduled their full (5) weeks vacation, be granted an unpaid week of vacation. Application for such week shall be made in the manner prescribed and "on first come, first served basis," but with not less than one week's notice.

         No more than (3) employees will be permitted to take such vacation in any given week, based on employment figures of 100 employees. One additional employee will be granted such week for each additional (25) employees on the active payroll for any given week.

         Employees whose services are terminated for any cause whatsoever shall receive with their final pay their accumulated vacation pay, excepting those not having been in the employ of the Employer for 52 weeks.

         A schedule shall be worked out by mutual agreement between the Company and the Union to permit employees time off for vacation purposes.

         In the event a Holiday occurs during an employee's vacation, he shall be entitled to (1) additional day of vacation for each such Holiday. Such additional day or days may be taken either preceding or following the regular vacation period, by notification to his foreman in writing not later than 4:30 p.m. the Wednesday preceding the vacation period.

         Section 2. In order to preserve work schedules and honor commitments to customers and still give employees an opportunity to select a vacation period, the Company and the Union have agreed to the following vacation plans:

VACATION PERIOD:

1.    Jan. 3, 1993 - May 22, 1993            10 employees
2.    May 23, 1993 - Sept. 25, 1993          25 employees
3.    Sept. 26, 1993 - Dec.  18, 1993        10 employees
4.    Dec. 19, 1993 - Jan. 1, 1994           25 employees

1.    Jan. 2, 1994 - May 28, 1994            10 employees
2.    May 29, 1994 - Sept.  24, 1994         25 employees
3.    Sept. 25, 1 994 - Dec. 17, 1994        10 employees
4.    Dec. 18, 1994 - Jan.  7, 1995          25 employees

1.    Jan. 8, 1995 - May 27, 1995            10 employees
2.    May 28, 1993 - Sept.  23, 1995         25 employees
3.    Sept. 24, 1995 - Dec.  16, 1995        10 employees
4.    Dec. 17, 1995 - Jan. 6, 1995           25 employees

1.  Jan. 7, 1996 - May 25, 1996              10 employees
2.  May 26, 1996 - Sept.  28, 1996           25 employees

         The above schedule is predicated on an employee level of 150 Bargaining Unit employees. For each 10 employees over the above 150, two additional employees shall be added to each of the scheduled number shown above.

         (The determination of the additional employees provided for herein shall be made (3) work days prior to the starting date of the vacation periods outlined above.

         A copy of the number of employees to be added shall be furnished to the Union.)

         The Company will have the option of designating the week beginning June 27, 1993; June 26, 1994; June 25, 1995 for a plant-wide shutdown. The Company will notify the Union of its determination 2 weeks prior to the scheduled shutdown. In the event of a plantwide shutdown, the equivalent of 1 week's pay will be allocated to this period. Employees will not be eligible to collect unemployment compensation for this period unless they are not eligible for vacation. Employees will be paid holiday pay for July 4th in the following week. Vacation checks will be issued on the Friday prior to the shutdown.

         Any time active employment drops below 100, the vacation period Number 2 shall be adjusted to 20 employees.

         For the weeks of Michigan Deer Hunting Season (bow and arrow or gun) an additional (5) employees shall be permitted each week.

         Application for vacations for the first period of the year must be made prior to 4:30 p.m. on the Monday preceding the start of the vacation period. In accordance with past practice, emergency situations involving a later request for vacation will be handled on an individual basis. Application for all other vacation periods shall be filed (with first, second, and third choice and number of weeks) prior to the end of the day shift of the first Friday of April of each such year. The allocation of vacation quotas shall be made on the basis of seniority. Employees shall indicate if they wish to be placed on a waiting list by seniority. Within two weeks after the above date, the Company will post a list of the unfilled vacation weeks. Employees who did not make application in accordance with the above provision may make a vacation selection from the open positions on a first-come-first-served basis provided they make application in writing prior to 4:30 p.m. the Monday preceding the start of the vacation period. In accordance with past practice emergency situations involving a late request for vacation will be handled on an individual basis.

         All vacations must be taken in full weeks on a Sunday-to-Sunday basis.

         Vacations may be canceled in whole or in part by notifying the Personnel Department not less than (4) working days prior to the start of the vacation period. Vacations partially canceled shall be charged as a full vacation week. Employees on a waiting list will be notified in line with their position on the waiting list of any such cancellation and be permitted to take such canceled week. Arrangements for such must be made by noon on the Friday preceding the vacation week.

         In the event of a substantial change in the level of employment or other circumstances affecting production which may dictate any deviation of this schedule, changes shall be made by mutual agreement between the Company and the Union.

         Excluded from the provisions of this agreement are Maintenance, Tool Room and Painters. In no instance shall more than one-half of the employees in Maintenance, Tool Room or the Painters be allowed to go on vacation at one time without Company approval.

                                   ARTICLE 11
                                 BULLETIN BOARDS

         Section 1. The Employer shall permit the Union to use bulletin boards in the plant for the posting of Union notices.

                                   ARTICLE 12
                              UNION REPRESENTATION

         Section 1. The officers of any authorized representative or official of the Union shall have admission from the Management, to shop or factory of the Employer at any time during working hours for the purpose of ascertaining whether or not this agreement is being observed by the parties thereto, or for assisting in the adjustment of grievances.

         Section 2. Authorized representatives shall be:

         INTERNATIONAL                   REPRESENTATIVE (if other than the
                                         normally assigned International
                                         Representative is to participate the
                                         Company shall be notified.)

         NEGOTIATING AND GRIEVANCE COMMITTEE MEMBERS

         STEWARDS

         Section 3. Stewards will be chosen from and assigned to the following areas: Die Cast and Machine Shop - I Steward; Maintenance, Tool Room, Plating, Polishing, Painting, and Janitor -1 Steward; Shipping, Receiving, Stockroom, Inter-Plant Packing, and Fork Lift Operators - 1 Steward; Assembly, Coil Room, Driver Packing Area, and Repair - 1 Steward; Night Shift - 1 Steward; Inspectors
- Steward in assigned area.

         The Stewards in each of these areas shall not have jurisdiction in any area other than his assigned area. The Company agrees to make all reasonable efforts to retain the Steward in the area which he represents.

         In the event of an increase in personnel in any Stewards, area to 75 or more employees, an additional Steward may be assigned after discussion between the Company and the Union.

         Section 4. The Employer agrees to pay all lost time to Stewards, officers and committee men for the purpose of processing and resolving all differences, disputes and grievances that may arise between the Union and the Employer. (Will also include time spent in contract, wage and pension negotiations, etc.)

         Section 5. The Employer agrees to pay for all lost time for the processing and resolving of all problems as outlined in Section 1 of this Article to the President and Vice President of Local 900 (or such Union representatives as may be designated to represent the President or Vice President (or their designated representative) to travel from (1) unit to the other for the purpose as stated in Sections 4 and 5 of this article.

                                   ARTICLE 13
                                  REST PERIODS

         Section 1. Employees shall be granted a five minute rest period after each two hours continuous work. Employees shall have a personal wash-up period at the end of the day provided the nature of their work requires it. Employees not entitled to this wash-up period shall remain at their normal working space until the signal is sounded. It is specifically pointed out that under no circumstances are employees to loiter in the aisle or adjacent to the time clocks. Any questions concerning which jobs require wash-up period must be mutually agreed upon by the Employer and the Union.

         Section 2.

(A) It is understood that relief operators are provided on progressive assembly lines for the express purpose of providing time for the line operators to obtain necessary physical relief and not to provide additional break time as such.

(B) Each line with no less than seven operators or more than 20 operators will be assigned a relief operator.

(C) Lines which can be considered a convenient grouping for relief purposes will be serviced by one relief operator provided that the total line operators do not amount to more than twenty.

(D) Any line with less than seven operators having a group leader of its own be relieved by the group leader. Certain circumstances may require a relief operator.

(E) A relief operator shall be assigned to any line of less than seven operators which has a group leader in common with another line or is not covered by the provisions outlined in paragraph C.

(F) In emergency (when the assigned relief operator is engaged), the group leader may relieve. In extreme emergency, the mend operator (if one is part of the crew), may relieve.

(G) In all instances, a relief operator shall utilize time not spent in relieving by performing duties that are outlined in the job description.

                                   ARTICLE 14
                                NO DISCRIMINATION

         Section 1. There shall be no discrimination against any employee because of race, color, creed, sex, age, handicap, political belief or for any other reason. All employees shall be free from interference, restraint or coercion by the Employer, the Management or Supervision in any activities of their Union. All employees, male or female, shall receive equal pay for equal work.

                                   ARTICLE 15
                                   SUPERVISORS

         Section 1. Supervisors and other salaried employees shall not perform work which is the regular scheduled work of the bargaining unit employees except for the purpose of development, job study, instruction or in extreme emergency. No salaried employee shall be called in for the express purpose of performing a bargaining unit job when the factory is not working.

                                   ARTICLE 16
                       SENIORITY - OUT OF BARGAINING UNIT

         Section 1. If an employee accepts a job in the company out of the Bargaining Unit, his or her seniority shall "freeze" as of the date of such transfer.

         In the event an employee returns to the bargaining unit within (30) days from the date of transfer out of the bargaining unit, the plant seniority of such employee shall be from the date of hire to the date of transfer out of the bargaining unit. In event such employee does not return to the bargaining unit within (30) days from the date he or she transferred out of the unit, such employee shall forfeit all seniority rights.

                                   ARTICLE 17
                               WORKING CONDITIONS

         Section 1. The Employer agrees to establish the best possible working conditions and to comply at all times with the health provisions of the State of Michigan Laws.

         Section 2. In addition to the safety procedures set forth in Group Leader and Department Head descriptions, safety problems shall be handled through stewards and foremen. Failing to arrive at a satisfactory solution, it shall be routed through the Labor Relations Department. Failing to arrive (or in the absence of Labor Relations Department Representatives) at a solution in this manner, it will be taken up with the Plant Manager.

         Section 3. The Union shall be notified of any proposed changes in the work week. Any differences or dispute concerning any such proposed changes shall be handled through the grievance and arbitration procedures before any such changes become effective.

                                   ARTICLE 18
                                   TIME STUDY

         Section 1. The Union and Company are in accord that established time studies are necessary to price and sell a product. Established labor standards must be set on an attainable basis. In the event a rate is considered unattainable, a review of this study may be requested. In the event of a dispute regarding time study procedure, both parties shall attempt to resolve the issue on this basis, the matter shall be referred to the grievance procedure.

                                   ARTICLE 19
                            PAYMENT FOR JURY DUTY AND
                             VOTING ON ELECTION DAY

         Section 1. All employees shall be paid at least (1) hour average earnings for the time lost on election day for voting in State of Michigan and national elections, providing such employees work the last one and one-half (1 1/2) hours prior to voting time.*

         (*Includes Michigan Primary elections)

         Section 2. Any employee on jury duty shall be paid the difference between his or her regular rate of pay and the amount received for jury duty not to exceed (8) hours per day.

         When employee is released from jury duty, he is to report to work if time left is equal to or greater than (2) hours on his normal shift.

                                   ARTICLE 20
                           NOTICE OF PROPOSED LAYOFFS

         Section 1. The Employer shall give the senior Union officer, the steward and the employees in the section or department involved, at least (5) working days' notice of all proposed or extended or permanent layoffs, with the reasons thereof. Exclusions of the (5) days' notice are when acts of God or emergency cancellation of orders or failure of vendors to deliver parts as promised will apply, then there shall be a minimum of (4) hours' notice given.

         Section 2. Notwithstanding the above provisions, Union officers shall be the last to be laid off and the first to be rehired, is far as practical, in operation of the plant in accordance to preference as listed below:

         Negotiating and Grievance Committee

         Section 2. Super seniority shall not grant such employees immunity from being bumped for shift preference. Such employees shall not be able to exercise such super seniority for the purpose of bumping another employee on another shift, bidding for a premium job; nor shall such superiority be exercised in the event of a reduction in force on a premium job.

                                   ARTICLE 21
                              INFORMATION TO UNION

         Section 1. Copies of all instructions on matters affecting wages, hours and working conditions, issued by the Employer to its supervisory staff shall, upon issuance by the Employer, be sent to the Union.

         Section 2. At the end of each month, the Employer shall provide the Union with a complete list of the names, classifications, and dates of all employees who are Union members and were laid off, quit, hired or reemployed during the month. The Union shall notify the Company of any members not in good standing with the Union.

                                   ARTICLE 22
                                 JOB EVALUATION

         Both parties agree as to the desirability of adopting a system whereby objective measurement and analysis of jobs can be made by the use of a degree and point method. There is recognition on the part of both parties as to the difficulties involved. Introducing such a system would place certain existing jobs in a lower wage group and act to reduce the wages of employees currently in such jobs.

         However, the parties acknowledge that the long-range welfare of the Company and its employees will be improved by establishing a formalized wage system by objective measurement. Accordingly, a degree and point wage group system is adopted and made a part of this agreement for all new jobs introduced into the plant. Any job in existence in the plant on the effective date of this agreement which may be discontinued or transferred from the plant and reintroduced into the plant during the term of this agreement shall not be subject to this provision.

         The Company shall have the right to establish a rate for a new job being brought into the plant and after 5 days' normal production operation, the job shall be evaluated. In no event shall this exceed 10 production days unless an extension shall have been mutually agreed to in writing between the Company and the Union Bargaining Committee. The rate established shall be retroactive to first production day.

         (This system has been accepted and signed by the parties, but is not printed herein because of its extended length. Copies of such plan shall be made available at the personnel office of the Company and at the Union Hall).

                                   ARTICLE 23
                              PENSION AND SEVERANCE

         The Pension Plan, including Severance pay provision dated March 1, 1955, is adopted as a part of this agreement; its expiration date is extended to the date of this agreement.

         Employees who retire after attainment of age 65 and after 5 years of Credited Service will have the following benefits:

(1) For each month during the period from March 1, 1993 to March 1, 1994, $17.00 for each year of Credited Service;

(2) For each month during the period from March 1, 1994 to March 1, 1995, $17.50 for each year of Credited Service;

(3) For each month during the period from March 1, 1995 to March 1, 1996, $18.25 for each year of Credited Service;

(4) A $5,000 paid up life insurance policy and a Medicare supplement paid by the Company.

Employees who retire age 50 through 59, with 5 years of Credited Service, will be retired at the reduction factor of 3.6. Employees who retire age 60 through 64, with 5 years of Credited Service, will be retired at a reduction factor of 2.4.

         Company will pay the full cost of retirees' insurance age 60 to 65 and a Medicare supplement thereafter, plus $3,000 paid up life insurance.

         Employees who retire early (50 - 59) and have 30 years of Credited Service shall have a $3,000 paid up life insurance policy.

         Employees retiring between March 1, 1993 and March 1, 1994, shall receive subsequent pension increases.

         Disability retirement with 10 years of Credited Service, Company will deduct income taxes (optional).

         Employees shall receive credit for all time spent in the employ of Electro-Voice (Buchanan) for pension purposes only.

         Pension benefits for period after March 1, 1996 shall be the subject of any negotiations to extend this agreement.

                                   ARTICLE 24
                                 GROUP INSURANCE

         The Company agrees to maintain a uniform Group Insurance plan providing benefits for Accident and Sickness, AD & D, Surgical Reimbursement, Life Insurance and Hospital Insurance for hourly paid employees.

         Additional insurance benefits negotiated in 1993.

         A and H (Weekly benefits - 26 weeks) $150.00, first, second and third year;

           Major Medical..............................     $2,000,000
           Life Insurance.............................     $16,500, first year;
                                                           $16,500, second year;
                                                           $16,500, third year.

         The Company will pay a portion of the premium for three months for laid off employees and then offer them the opportunity to continue their insurance under the provisions of COBRA. Note: laid off employees will still have to pay the normal active medical premium payments for this benefit to continue for the three months.

         The master policy which will be issued by the insurance companies is to be made part of this contract. Terms and conditions of this contract shall take precedence over any conditions of this contract for group insurance between the Employer and the insurance companies.

         The insurance plan shall be covered by a master policy issued by the carrier.

         The Employer and the Union are to be equally represented in the future administration of the group insurance plan. The group insurance plan shall run concurrently with the contract.

         The Employer will agree to PPO Option 1 for active employees at an employee contribution rate for the first year of:

            $2.00 per week for employee
           $11.88 per week for plus one
           $18.13 per week for two or more dependents

         HMO employee contribution rate will be the same as the PPO1 rate unless HMO exceeds the PPO I rate, then employee picks up the difference.

         IBA Classic Choice will also be available with a $250.00 deductive and an 80% - 20% Co-Pay. Employees will pay differential between PPO Option 1 and Classic Choice premium.

         In addition, administrative costs will be borne by the Company, as they have in the past.

         Employees who take early retirement and who have reached their (60th) birthday at the time of such early retirement may continue their group medical and surgical insurance with life insurance reduced to $3,000 until they reach their (65th) birthday and a Medicare supplement thereafter. Employees who retire early (50 - 59) and have 30 years credited service shall have $3,000 life insurance. The cost of such life insurance premium shall be paid by the Employer. Employees who take a normal retirement shall have a $5,000 paid up life insurance policy, plus a Medicare supplement.

         The dependents of early retirees within the above-mentioned age brackets may continue their insurance coverage at group insurance rates in effect, and the full cost of such dependents' benefits shall be paid by the retired employees. Dependent benefits will cease when both retiree and their dependents turn age 65 or the duration of this three-year contract. They will be eligible for Medicare supplement thereafter. Premiums to be paid by dependents or spouse.

         Arrangements for paying premiums to the Company shall rest entirely on the employees.

                                   ARTICLE 25
                              POSTING OF AGREEMENT

         Section 1. The Employer shall keep full copies of this agreement posted in conspicuous places accessible to all employees. Copies of this agreement shall be placed in the hands of supervisors, foremen, the personnel and timekeeping departments, with instructions to comply with its terms and cooperate with the Union for the administration thereof.

                                   ARTICLE 26
                                   GRIEVANCES

         Section 1. Grievances which are of emergency nature may be taken up at any time.

         Section 2. Grievances concerning disciplinary action or discharge must be filed in writing, within five (5) working days of receipt of notification of such action, or such grievances shall not be valid.

         All other grievances must be filed in writing within five (5) working days after the occurrence of the event on which it is predicated unless either party shall request in writing an extension of time for further investigation of the issue.

         Section 3. All differences, disputes and grievances that may arise between the Union and the Employer shall be taken up as follows:

(A) Between the aggrieved employee and the department steward on the one hand and the department foreman on the other. However, either party may request the chief steward be present.

         If no satisfactory settlement is reached between them within (24) hours, the matter shall be referred to Step B. (24 hour period may be extended to a maximum of (72) hours by mutual consent).

(B) The steward, chief steward, and the representatives of the labor relations department of Management.

         If no satisfactory settlement is reached between them within (24) hours, the matter shall be referred to Step C. (The (24) hour period may be extended to a maximum of (72) hours by mutual consent.)

(C) The local Union negotiating committee, representatives of the International Union on the one hand and Management representatives on the other. If no satisfactory settlement is arrived at then, the matter shall be submitted to conciliation (state or federal as agreed to by both parties) within (10) calendar days. If no satisfactory settlement is arrived at then, the matter shall be submitted to arbitration within
         (10) calendar days.

         A written statement of Management's position shall be furnished the Union within five calendar days after the conclusion of the meeting. (The Company and the Union may mutually agree to an extension of such five-day period.)

(D) The steward and/or the foreman involved in a grievance may be requested to attend all meetings pertaining to said grievance.

(E) Grievances and all answers to grievances shall be in writing and submitted within the time limits hereinabove set forth.

                                   ARTICLE 27
                                   ARBITRATION

         Section 1. All differences, disputes, and grievances between parties which shall not have been satisfactorily settled after following the procedure hereinabove set forth shall, at the request of either party, be submitted to arbitration within the time limitation as set forth in Step C of the grievance procedure.

         The arbitrator shall be elected by mutual agreement of both parties. Any difference, dispute, or grievance referred to the arbitrator shall be acted upon within (10) days after submission to the arbitrator. A decision of the arbitrator shall be binding on Management and Union. The decision shall be complied with within (2) days after the decision is rendered.

         Section 2. It is the intent of the parties to settle differences, disputes and grievances by responsible bargaining and not resorting to arbitration as a substitute for such responsibility. In an attempt to discourage hasty or irresponsible appeals to arbitration, it is agreed that the losing party shall bear the full cost of the arbitrator's fee and expense. When, in the judgment of the arbitrator, there is a split decision or no clear cut win or lose, the arbitrator shall order such fee and expense to be shared on a 50-50 basis.

         Section 3. The Company will furnish the hearing room; legal fees and expenses of case preparation shall continue to be borne by the respective parties.

                                   ARTICLE 28
                     TOOL ROOM SENIORITY AND QUALIFICATIONS

         Section 1. Department Head of Tool and Die, First Class Tool and Die Makers, Jig and Fixture Makers and Machinist shall be selected by management. Selection shall be made on the basis of ability. Tool and Die Makers, Jig and Fixture Makers, and Machinists selected to do this work shall be on a probationary period for the first (60) days of work.

         Section 2. After completion of a probationary period ((60) days of work during which time a partial day shall be construed as a day of work), Tool and Die Department Head, Tool and Die Makers, Jig and Fixture Makers, and Machinists shall establish departmental seniority.

         Section 3. Tool Room Cutbacks. Tool room persons shall be ruled specifically by departmental seniority in regard to cutbacks.

         The cutback person may bump a lower classification provided he has sufficient departmental seniority.

         Section 4. Tool and Die Qualifications. Because the Tool and Die qualifications require certain skill and knowledge not always attained by seniority or service, a person desiring further progression must of necessity take further academic training or have taken academic training to receive consideration for further upgrading. This in no way implies that all people in the Machinist class or the Jig and Fixture class will become Tool and Die Makers.

         Section 5. Tool Room Layoff. In case of layoff of men in Tool and Die classification, Jig and Fixture classification, and/or Machinist classification, they shall be given an option of taking a voluntary layoff or a lesser rated job, providing they have sufficient plant seniority to take the lesser rated job; subject to recall to Tool and Die classification, Jig and Fixture classification or Machinist classification by department seniority.

         Tool and Die Makers, Jig and Fixture Makers and Machinists on cutback to lesser rated jobs shall perform only the work that classification calls for.

         The Union shall be notified in the event of any reduction in the work force of Tool and Die Makers, Jig and Fixture Makers, or Machinists.

         Section 6. Departmental Seniority. It is specifically agreed by Management and Union that departmental seniority shall be in effect in Tool and Die, Machinists, and Jig and Fixture Makers classifications only and that the establishment of departmental seniority in any other department or groups is not subject to discussion or negotiations during the life of this agreement.

         Section 7. Employees classified as Tool and Die Makers, Jig and Fixture Makers and Machinists do not carry super seniority, but are skilled trades workers and this factor is taken into consideration in case of layoff.

                                   ARTICLE 28A
                        MAINTENANCE DEPARTMENT SENIORITY

         Section 1. In recognition of their skilled trade status, departmental seniority shall be established for the Maintenance Department, Maintenance 2 shall be selected by posting. Selection shall be made on the basis of seniority and the probationary period for such group shall be (60) days.

         Section 2. Maintenance Department personnel shall be ruled specifically by departmental seniority in regard to cutbacks. In case of layoff, employees in the maintenance classifications shall be given the option of taking a voluntary layoff or using their plant wide seniority in accordance with the provisions of
Article 5, Section 7. Recall to the Maintenance Department shall be in strict accordance with their department seniority.

                                   ARTICLE 29
                              PREMIUM JOB-TRANSFERS

         Section 1. In the event that an employee on a premium job accepts a group leader or department head job on the same premium job or production line, such employee shall be returned to his or her former premium job upon termination of such group leader or department head job, providing such employee has sufficient plant seniority to retain that premium job.

         Section 2. In the event that an employee on a premium job accepts a group leader or department head job on a different type of job, or in another department or production line, then such employee shall withdraw from the first premium job. Upon termination of this group leader or department head job, such employee shall revert back to a base rate job.

         Section 3. In the event an employee on a premium job accepts another premium job other than group leader or department head as outlined above, the employee shall withdraw his or her name from the first premium job.

         (It is recognized that certain premium jobs are of a part time nature and that it is disadvantageous both to the employee and the Company to go through repetitive bumps and recalls. Therefore, all jobs of this nature, mutually agreed upon between the Company and the Union, shall be handled in the following manner:

         The employee shall not be cut back temporarily, but shall remain at his regular rate and be assigned to other work within his own or a lower wage classification without "extra help" penalty.)

                                   ARTICLE 30
                         PREMIUM JOB LAYOFFS AND RECALL

         When an employee is on a premium job at the time of layoff, Management agrees to fill such vacancy by posting, if required.

                                   ARTICLE 31
                                  SHIFT BUMPING

         Section 1. In Group 1, plant seniority will govern the selection of shifts. On all premium jobs, plant seniority shall govern the selections of shifts; however, premium operators shall not bump and shall be immune from bumping for shifts for the first (30) days of initial training on the job.

         Shift assignments for training shall be determined by the Company.

         Employees who have exercised their option of selection of shifts cannot again exercise that option for (30) calendar days.

         Section 2. Notice of desire to bump for a specified shift shall be submitted in writing to the foreman. Such change of shifts shall go into effect on Mondays and notice shall be given to the foreman no later than Thursday prior to the Monday of shift change unless mutually agreed upon by Management and Union.

         Section 3. If an employee is moved off the night shift to the day shift by Company direction during the work week, said employee shall carry the premium shift rate for the remainder of the week.

                                   ARTICLE 32
                                 COST OF LIVING

           COLA

           March 22, 1993................................................NO COLA
           August 22, 1994.............................................$.10 COLA
           August 21, 1995.............................................$.10 COLA

                                   ARTICLE 33
                                   JOB POSTING

         Section 1. All openings on premium jobs shall be posted on the bulletin boards for (48) hours prior to selection of operators unless otherwise agreed between the Company and the Union. The only exception of posting shall be for openings on the following jobs:

         A. Group Leaders

         B. Department Heads

         C. Tool and Die Makers

         D. Machinists

         E. Jig and Fixture Makers

         F. Tool and Die Lead Person

         G. C.N.C. Programmer Operator

         H. Set Up Die Cast & Trim Press

         I. Plastic Set Up

         Employees who believe themselves qualified for the above classification may file an advance application in the Personnel Department asking for consideration should future openings occur. Union will be notified of applicants.

         Premium jobs that are filled by posting must be filled on the basis of seniority provided the employee is capable of performing the work with reasonable efficiency. Employees shall be free to refuse such jobs without losing his or her seniority standing. Posted lists for premium jobs shall be valid for a period of (2) weeks from the date of posting removal.

         Section 2. The (2) week period shall start as the date of the removal of the posting and shall expire at midnight on the (14th) calendar day from the date of the posting removal.

         Section 3. The Company will select at least one person and use him or her on the job that was posted before the bid sheet time expires unless the need is justifiably eliminated during the posting period. After selection of at least one person from the live bid sheet, the Company may utilize employees on the job while the bid sheet is alive. A replacement may be used in the event the senior bidder is not available. The Company will give the Union notice when the job is so eliminated.

         Section 4. Additional qualifications such as various types of testing, previous training and/or special skill(s) may be made a factor in the selection of and retaining or upgrading of premium rated operators during the life of this agreement. Union stewards shall be present for all tests and the correcting thereof.

         However, such additional requirements shall be negotiated between the Employer and the Union and shall not be put into effect arbitrarily.

         Section 5. Whenever a job is filled in accordance with the provisions of Article 33, Job Posting, the person awarded the job shall have, for a period of (30) working days, the right to return to his prior job in the event he is disqualified, cut back, or bumped from the job upon which he has bid.

         The vacated job shall be posted and filled from such posting. Should he, the vacating employee, be disqualified, cut back or bumped from the premium job on which he has bid, he shall be returned to the job which he held immediately prior to bidding (regardless of seniority). The employee who filled the vacated job shall return to his prior job.

         The disqualification of an employee from a premium job is the responsibility of the Company. Employees do not have the option of trying out a premium job and disqualifying themselves. When an employee withdraws from a premium job awarded him by bid, he shall be assigned a job in Group 1 and paid the Group 1 rate.

         Should an employee be disqualified from a premium job, he shall not be permitted to bid or bump into such job for a period of (1) calendar year from the effective date of the disqualification.

         An individual must personally sign the bid sheet or authorize a Union steward to sign the bid sheet in his absence. A steward signing the bid sheet shall initial that he has signed for the employee.

         An individual signing a bid sheet or authorizing a Union official to sign a bid sheet in his absence must accept or reject the job offer within 24 hours of the bid coming down. It is the employee's responsibility to assure that contact information is recorded with employee relations, and a Union official will be present at time of contact regarding the job bid.

                                   ARTICLE 34
                                     GENERAL

         Section 1. Rates on Premium Jobs, Groups (2) and above are set out as jobs which require specific knowhow or have additional responsibility, and those rates are in effect only for the time actually spent on those jobs.

         Section 2. Groups (2) and above shall attain maximum differential rate after a trial period of (30) days of work unless otherwise specified. New employees shall receive differential pay on upgraded jobs equal to their base plus the upgraded difference.

         An employee awarded a premium job by bid in Groups 2, 3 and 4 shall serve a qualifying period of 30 working days at Group 1 rate of pay.

         An employee awarded a premium job by bid in Group 5 or above shall serve a qualifying period of 30 working days at Group 4 rate of pay.

         Previous qualification shall be credited against the qualifying period if supported by Company records and/or agreement between the employee and the foreman. In the absence of a mutual agreement, Company records will prevail. A supervisor has the option to qualify a person before the 30 day qualifying period has expired.

         Nothing contained herein shall change the method of payment of progressive advancement jobs as outlined in the labor agreement.

         Section 3. Whenever the pronoun he is used in this Agreement, it shall mean either he or she as the case may be.

         Section 4. Months in minimum wage scale shall be known as calendar months with minimum scale retroactive to date of hire. Any employee laid off or absent during this period shall be rehired at his rate at the time of layoff or leave. Full payroll weeks only will be considered.

         Section 5. Classification and the establishment of new classifications shall be subject to negotiations and agreement by and between the Employer and the Union. No premium job shall be broken down without negotiation.

         Section 6. Job Inequities. It is understood that no inequities exist that are not solved by this Agreement and that wage negotiations shall be waived for the life of this Agreement unless otherwise specified.

         It is agreed that only major changes in jobs occasioned by additional equipment, substantial increases in work load and establishment of new jobs by new types of products are the only areas in which negotiations may take place relative to wages and this should be handled through the grievance procedures.

         Section 7. Outside Contractors. While there are employees laid off and cutbacks are in force, no outside contractors shall be called in if our people are capable and have the tools and machinery to perform such work and are able to perform the work on an economical and sound basis. The Company will notify the Union when contemplating calling in outside contractors.

         Section 8. Inventory Personnel. Selection of inventory personnel will be made by mutual agreement. All Union personnel who are working full time and not scheduled to perform their normal job are eligible to work inventory.

         An inventory list will be posted and those volunteering will be selected in order of seniority. If additional volunteers are needed, requests will be made by plant wide seniority.

         An employee who has signed to take inventory may withdraw their name from the list by notifying the Employee Relations Director a minimum of four (4) hours prior to the end of the day shift the day before inventory.

         Employees not volunteering to take inventory may take a compensated day if they desire. Employees assigned to their regular job who are absent must take a compensated day or be charged for the absence.

         Section 9. As used in this Agreement, premium jobs shall mean those jobs in wage Group 2 and above.

         Section 10. Reclassification of Line-Rated Jobs. In the event a line-rated job is upgraded to a premium rate and the regular operator has been on the job (30) days of the work, the job will not be posted until a future opening occurs. Should the operator have less than (30) days of work experience, the jobs shall be posted as outlined above.

         Section 11. Company and Union agree to work together to establish non-smoking areas where reasonable.

         Section 12. An Educational Assistance Program is available for hourly employees who desire to improve their skills and/or education. Consult the Employee Relations Department for more details.

         Section 13. Company will upgrade and/or revise tests from time to time. Only test items related to job functions shall be used in qualification tests.

                                   ARTICLE 35
                 COMPENSATORY LEAVE FOR SICKNESS OR EMERGENCIES

         Section 1. Compensated Days. Subject to the conditions specified in
Section 2, beginning each calendar year regular full-time employees with (1) year or more of seniority shall be credited with a maximum of 8 compensated leave days beginning January 1, 1993 for absence due to illness or personal emergencies which are earned in the previous calendar year at the rate of (1) day for each (6) weeks on the active payroll. Active service on the payroll is exclusive of time absent for layoffs and leaves of absence. Regular full-time employees with less than (1) year of seniority at the beginning of any calendar year thereafter shall be credited with (1) compensated day (8 hours) for each
(6) weeks on active payroll up to a maximum of 8 compensated leave days beginning January 1, 1993. Compensatory leave pay for sickness or personal emergencies shall be computed on the basis of (8) hours' straight time per day at the employee's hourly rate of pay in effect when actual payment is made.

         Section 2. Definitions. The occasions which qualify for compensatory leave pay as referred to in this article shall include pregnancy, illness or personal reasons. Personal reasons shall include all circumstances of a compelling nature which require the immediate attention of the employee, but require a minimum of four (4) hours' advance notice to the Company.

         Section 3. Other Compensation - Holiday, Lay-off and Leave of Absence. An employee may not receive compensatory leave pay for any day or days for which other compensation is paid as a direct or indirect result of his employment such as, but not limited to, vacation pay, holiday pay, workman's or unemployment compensation. In no event shall an employee be entitled to compensatory leave pay for qualifying hours prior to or following a holiday or vacation, during a lay-off, or during an approved leave of absence. An employee will not be eligible for compensatory pay for Saturday, Sunday or any unscheduled work days.

         Also, at no time will compensatory pay be made for more hours than the plant was in operation on any work day.

         Section 4. Method of Payment. Payment for earned compensatory leave will be included in the next regular paycheck covering the payroll period during which the request is submitted or verification is completed, provided, however, that in no event will any payment be made for less than (2) hours of earned compensatory leave pay. Compensatory leave papers will be completed by the employee making the request for pay and shall be turned in to the Personnel Department immediately upon their return to work. Compensated sick time shall not be paid for an absence occurring more than two weeks before request for pay is submitted to the Personnel Department.

         Section 5. Unused Compensatory Leave Days. There shall be no accumulation of unused compensatory leave from year to year. At the end of each calendar year, employees who have not received their maximum compensatory leave allowance shall be paid an amount equal to their unused earned compensatory leave pay entitlement on or before the 31st of January. Unused compensatory leave pay entitlement shall be by separate check. An employee who is permanently laid off, retires, or whose employment or seniority is terminated for reasons other than discharge for just cause shall be paid an amount equal to their unused compensatory leave pay entitlement. Compensatory pay to people laid off shall be at their rate at time of lay-off.

         Section 6. Abuse of Compensatory Leave Pay. This plan is designed to assist employees in meeting expenses arising from sickness, accident or personal reasons. Employees will not be allowed to take more than (3) consecutive compensated days.

         Section 7. Employees, upon retirement, shall be compensated for days earned in the year of their retirement, effective March 1, 1984.

                                   ARTICLE 36
                                  HOURLY RATES


                                                     JUNE 22         JUNE 21        JUNE 20
                                                        1993            1994           1995
New Hires Group 1                                      $5.00           $5.00          $5.00
13 Weeks                                               $8.25           $8.45          $8.65
26 Weeks                                               $9.79           $9.99         $10.19
GROUP 1                                                $9.79           $9.99         $10.19
      Gate Breaker
      All Other Assembly

                                                     JUNE 22         JUNE 21        JUNE 20
                                                        1993            1994           1995
GROUP 2                                                $9.91          $10.11         $10.31
      Blister Pack Operator
      Magnet Assembly
      Magnet Press

GROUP 3                                                $9.97          $10.17         $10.37
      Impact Machines
      Relief Operator
      Scope Tester
      Specialized Solderer

GROUP 4                                               $10.20          $10.40         $10.60
      Group Leader Light Assembly
      Janitor
      All Other Machine Shop and Heavy Assembly
      Mutually agreed on Between Company and Union

GROUP 5                                               $10.46          $10.66         $10.86
      Coil Winder
      Dome Machine Operator
      General Order Filler (Stockroom & Warehouse)
      Heavy Magnet Assembly (Wide Band Driver)
      Heavy Magnet Packer
      Inspector (Beginner)
      Inter-Plant Packaging
      Plastics Machine Operator
      Precision Diaphragm Trim
      Receiving Clerk (Beginner)
      Relief Operator-Systems
      Repair/Parts Order Filler
      Screw Machine 3
      Systems Tester
      Wide Band Coil Assembly

GROUP 6                                               $10.58          $10.78         $10.98
Brake and Shear/Welder
Clerical Repair

                                             JUNE 22          JUNE 21         JUNE 20
                                                1993             1994            1995
Clerical Shipping
CNC Machine Operator
Fork Lift Operator
Group Leader-Speaker Assembly
Group Leader-Systems
Hi Performance Driver Test
Inspector (26 Weeks Experience)
Milling Machine Operator
Paint Stripper Power Saw
Parcel Post & Order Filler/Heavy Packers
Punch & Trim Press Operator
Receiving Clerk
Sander-Rough
Screw Machine 2
Service Repair
Set-Up Man, Assembly (Beginner)
Tool Crib Attendant (Beginner)
Truck Driver (Overnight-GROUP 7)
Vibrator Operator

GROUP 7                                               $10.73          $10.93         $11.13
Group Leader-Warehouse
Systems Inspector & Repair
Load and Unload Spray Paint (Paint Systems Conveyor)
Department Head-Assembly
Polishing-Inexperienced
Hire Rate
8 Weeks                                               $10.22          $10.42         $10.62
24 Weeks                                              $10.29          $10.49         $10.69
39 Weeks                                              $10.31          $10.51         $10.71
52 Weeks                                              $10.73          $10.93         $11.13
(Above Schedule Applies Only to Polishing)
Specialized Microphone Tester
Die Cast Operator
CNC Programmer Operator (Beginner)
Spray Painter (Beginner)

                                                     JUNE 22         JUNE 21        JUNE 20
                                                        1993            1994           1995
GROUP 8                                               $10.97          $11.17         $11.37
Maintenance 2
Plating-Inexperienced
Hire Rate                                             $10.48          $10.68         $10.88
4 Weeks                                               $10.55          $10.77         $10.97
12 Weeks                                              $10.67          $10.87         $11.07
19 Weeks                                              $10.73          $10.93         $11.13
26 Weeks                                              $10.97          $11.17         $11.37
(Above schedule applies only to Plating)
Repair Head
Shipping Department Head
Stockroom Head
Tool Crib Attendant (180 Days)

GROUP 9                                               $11.07          $11.27         $11.47
CNC Programmer Operator
Inspector
Polisher-Process
Screw Machine 1
Spray Painter - All Around

GROUP 10                                              $11.27          $11.47         $11.67
Department Head - Inspection
Group Leader - Plating
Group Leader - Polishing
Group Leader - Punch Press Set-Up
Group Leader - Machine Shop
Group Leader - Screw Machine
Machinist Master Painter
Set-Up Man Assembly

GROUP 11                                              $11.44          $11.64         $11.84
Department Head - Plastic
  & Die Cast
Set-Up Die Cast & Trim Press
Set-Up Plastics

                                                     JUNE 22         JUNE 21        JUNE 20
                                                        1993            1994           1995
GROUP 11A                                             $12.14          $12.34         $12.54
Jig & Fixture Maker - Beginner

GROUP 12                                              $11.84          $12.04         $12.24
Maintenance 1

GROUP 12B                                             $12.85          $13.05         $13.25
Jig & Fixture Maker - First Class
Maintenance Technician 2

GROUP 13                                              $13.72          $13.92         $14.12
Tool & Die Maker 2
Maintenance Technician 1

GROUP 13B                                             $13.26          $14.46         $14.66
Tool & Die Maker - First Class

APPENDIX "A"

                                                               JUNE 22       JUNE 21         JUNE 20
                                                                  1993           1994           1995
Group Leader Assembly                                           $10.61         $10.81         $11.01
($.15 Above Group 5)
Group Leader-Coil Winder                                        $10.61         $10.81         $11.01
($.15 Above Coil Winder)
Group Leader-Service Repair                                     $10.88         $11.08         $11.28
($.15 Above GROUP 7)
Group Leader-Die Cast                                           $10.88         $11.08         $11.28
($.15 Above Die Cast Operator)
Group Leader-Maintenance                                        $11.99         $12.19         $12.39
($.15 Above Maintenance 1)
Department Head-Maintenance                                     $12.14         $12.34         $12.54
($.15 Above Group Leader-Maintenance)
Department Head-Tool Room                                       $14.51         $14.71         $14.91
($.25 Above Tool & Die)
Tool & Die Lead Person                                          $14.41         $14.61         $14.81
($.15 Above Tool & Die First Class)

                                   ARTICLE 37
                                JOB DESCRIPTIONS

         ASSISTANT SET-UP; DIE-CAST & TRIM PRESS - Performs set-up on diecast machines, trim press & any other equipment designated by Department Head (Die-Cast) Dept. #19 and/or Supervisor.

         Will be required to run production when not performing set-up duties. Personnel to fill this position will be selected by management. Must perform set-up for 60 working days at Group 7, 30 working days at Group 9, and be able to demonstrate set-up proficiency before being advanced to Group 11.

         BLISTER PACK OPERATOR - Must be able to select appropriate and proper types and sizes of packaging materials to pack parts to prevent breakage or scratching.

         Must demonstrate ability to set up and operate blister back operation productively within 30 days.

         BRAKE AND SHEAR SPOT WELDER (SET-UP OPERATOR) - Ability to set up press brake and shear equipment and spot welder from print, to produce the various parts as required. Also runs machines productively.

         CLERICAL REPAIR/TYPIST - All applicants for the job of Clerical Repair/ Typist must pass company standard typing test that requires (30) words per minute after errors, in order to be eligible for the job.

         Receives and processes incoming repairs and credit returns. Assembles all correspondence relative to each other. Types repair orders, credits, and quotes as required. Moves material to designated areas.

         Must be able to learn dimension limitations.

         Does final packing of microphones and other miscellaneous repair items as directed.

         CLERICAL SHIPPING - All applicants of job must pass company standard typing test that requires (30) words per minute after errors in order to be eligible for the job, and the test referred to as Receiving Clerk Test.

         Maintains organized files on assigned Shipping Department paperwork and documents.

         Prepares applicable shipping documents for shipments, interplant, domestic and export, as assigned.

         Receives Factory Orders and order changes from EDP and maintains log of such.

         Receives filled factory, MP, Repair Orders from order fillers and extends dollar value for days shipping value.

         May be used to perform other departmental functions as directed by supervisor.

         Responsible for keeping work area neat and orderly.

         Maintains credit hold listing and verifies status of all customer orders before shipment.

         Rate of pay - Grade 6.

         CNC MACHINE OPERATOR - Shapes and finishes precision machined parts on one or more automatically controlled machines. Loads parts or raw materials into machine and clamps them in place ... aligned with cutting tools. Operates controls to start pre-set operations which automatically perform a series of functions, such as facing, surfacing, chamfering, boring, tapping, rough cutting, finish cutting ... etc. Removes finished pieces, inspecting them visually by gauges or other measuring devices. Performs other secondary operations during machine cycle.

         Observers operation of machine closely to locate or detect tool defects, failures or machine malfunctions and reports such to supervisor. Operator is responsible for daily maintenance and upkeep of machines.

         The rate of pay will be that of Group (6).

         CNC MACHINE PROGRAMMER/OPERATOR - Responsible for developing machining programs & performing set-up, which will result in the most efficient utilization of production CNC machines.

         When not performing above function, operator will be required to run production per the CNC operator job description.

         Persons to be placed in this position will be selected by management.

         Management reserves the right to develop machine programs & perform CNC set-up.

         This job will be performed on any shift with plant seniority of either "CNC operator" or "CNC Programmer/Operator" governing shift preference.

         Qualifying time will be 90 working days. Until this person demonstrates full programming ability, pay rate will be Group 7.

         Rate of pay will be Group 9.

         COIL ASSEMBLER: OF VOICE COILS USED ON WIDE BAND HI - COMPRESSION DRIVERS - Individual must learn the skills and techniques that are required in all the steps leading toward the completion of all coil assemblies. Performance to acceptable production and quality standards is required.

         Knowledge in the proper use of adhesives, fixtures, solders, fluxes, solvents, etc., that are used in the production of these assemblies is required.

         Verification of qualifying will be based on the successful assembly and testing of 12 complete parts per family. Personnel bidding on this job must qualify or be disqualified.

         Qualify 120 working days. Must qualify on DH1A's & DH2A's within 80 working days. Remaining 40 days qualify on 2012's and 1506's. Company and Union agree all qualified operators shall be rotated. All present employees will be placed under grandfather clause.

         Employees working on Wide Band Assembly should they have over 30 days are subject to being bumped by a fully qualified operator. Should the operator have less than 30 days are subject to being bumped or laid off in line of seniority.

         COIL WINDING - Ability to wind coils productively.

         DEPARTMENT HEAD - PLASTIC AND DIECAST - Shall instruct operators on job assignments, (diecast - plastic - saw - trim presses - sanders - vibrators and hand burring operations). Shall assist (when necessary) in the set-up of all machines in the plastic department, give on-the-job instruction, oversee quality and perform other such duties, as directed by the Management. Shall also operate machines in the plastic department.

         DIECAST OPERATOR - Operate diecast machines as instructed by supervisor or department head. Operator does not make adjustments to machines but must notify set-up operator of any malfunction of machine being operated. Must know basic quality standards. Keeps work area and machine clean. Maintains and follows safety standards. Operators will be selected by job posting procedure.

         DOME MACHINE OPERATOR - Must be able to operate dome form machines productively to set procedures. Responsible for monitoring and recording Q.C. samples which include:

         Height of the dome.

         Temperature that dome was run at.

         Inch pounds of pressure machine is running.

         Heat numbers of the material being run.

         Performance of machine or material.

         Record daily production and number of rejects.

         Qualifying time will be 30 working days.

         Rate of pay will be Group 5.

         FORK LIFT OPERATOR - Operates a manually controlled gasoline or electric powered lift truck to transport materials, stock and products about the warehouse and factory. May also operate hand truck when necessary (or for sake of expediency) in transporting materials, stock and products. Shall assist when necessary (when the fork lift is normally required) in the loading or unloading of trucks and shall keep the fork lift supplied with fuel, and in the best operating condition possible and shall operate the lift truck in a safe and proper manner at all times.

         Fork Lift 2nd and/or 3rd Shift. Company and Union agree to designate 1 employee on the 2nd and/or 3rd Shift who will become a Licensed Fork Lift Drive for the purpose of set-up of large dies in plastic's and diecast departments or unloading a truck which may come in late. Remove tote boxes or plastics which are in stacked positions. The fork lift cannot be used prior to 5:00 (winter hours) and 4:00 (summer hours) if the Company has prior knowledge to an incoming semi; the normal fork lift operators shall be kept over.

         GENERAL ORDER FILLER (STOCK ROOM AND/OR WAREHOUSE) Performs all duties of locating stock, filling orders properly, identifying and locating parts. Must have complete knowledge of all paper work on locating and disbursing all parts. Accomplishes all necessary paper work to maintain complete records of all materials received or disbursed from stock room or warehouse.

         Performs all other duties as designated and instructed by Supervisor, Department Head or Group Leader.

         Must perform all duties to keep stock room and/or warehouse in neat and orderly fashion.

         GROUP LEADERS (AND DEPARTMENT HEADS) - It is the responsibility of the group leaders and departmental heads to carry out by direction of the company, placement of employees within their department, to report to management lack of work for employees in that department, to see that materials are available for work, to see that necessary paper work is processed and to provide means for training on the job.

         It is recommended that group leaders and department heads confer with Management relative to needed jigs, fixtures, tools and safety devices which would facilitate operation of their department. In departments where there are both group leaders and department heads, the department heads shall have jurisdiction over the group leader(s).

         HEAVY MAGNET PACKER - Responsible for heavy magnet packaging, including hardware and literature. Keeps updated on added or deleted parts, paint finish, and proper skid placement. inspects each unit for paint finish and production handing marks. Insures each unit conforms with Q.C. specs. Counts and records units shipped.

         Qualifying time will be thirty (30) days.

         Rate of pay will be Group 5.

         HIGH PERFORMANCE DRIVER TEST - Tests all High Performance drivers. Runs rub, buzz and distortion tests on cover assembly, and assembles to magnet assemblies. Measures and/or runs curve for response, level, impedance, etc., by using curve tracer, oscilloscope, audio-oscillator, and associated equipment to determine conformance to specified limits. Makes minor external adjustments and setups on test equipment as per instructions. Performs visual/mechanical inspection of unit per Q.C. instructions.

         Runs required tests on cover assemblies using standard magnet assembly to obtain "Cover Kit" units.

         Items not meeting required standards are rejected and properly tagged as to defect. Those meeting required standards are prepared for transfer or packaging, i.e., stamp, install nameplate, clean, sent to packaging, or place in bulk pack as directed.

         Have ability to read and understand test procedure information on prints. Responsible for maintaining daily inspection reports.

         IMPACT MACHINE - Ability to operate electric and/or air, and/or hydraulic press, such as eyelet machine, riveter, etc., productively.

         INSPECTORS - Prior to obtaining 26 weeks' rate, inspector must pass the minimum requirement test as given by the Employer. Failure to pass the minimum requirement test will result in the disqualification of the employee from the inspection job.

         Inspector (26 weeks experience). Inspector inspects vendor, and/or, in process material, finished goods or raw material and must be able to read all measuring devices, such as micrometers, optical comparator, indicators, verniers, thread gauges, "ring and plug" special gauges for designated dimensions, etc.

         Must be able to read complex blueprints as required to check all material used in plant. Must have a good knowledge of shop mathematics pertaining to triangulation and the use of trigonometry tables. Inspectors will be allowed to use books, tables and calculators to accomplish this end.

         Accomplishes necessary paper work to maintain complete record of all material inspected and to route same for designated disposition.

         Performs all other duties as designated, as instructed by the supervisor, department head or group leader.

         Before receiving 52 weeks rate, employee must serve a minimum of 52 weeks in the department (and pass examination with a grade of not less than 90%). (Test to be given by Employer.)

         After being accepted as a 52 week inspector, the inspector will be required, with a minimum amount of direct supervision or aid, to:

         Do any type of layout work required.

         Inspect all or any work done in Tool Room in detail, or completed to job tolerance of .0002. Check treads using 3 wire method, optical equipment, or gauges. Check gauges, adjust gauges, instruct in use of gauges, fixtures and jigs for inspection.

         Inspectors cut back out of the department shall be cut back in accordance to plant seniority.

         INTER-PLANT PACKAGING - Must select proper packaging material to prevent breakage or scratching of material to be shipped, will look at all parts at time of packaging to remove parts that are scratched, dented, or any other items they may be instructed to look for or sort out while packing. Must select proper carton or bulk pack to minimize breakage or damage in transit and apply labels or enter identifying data on each container.

         JANITOR - Performs all tasks customarily considered as janitorial or custodial. Duties include maintaining floors - sweeping, cleaning, stripping, waxing, and buffing; replacing supply items; wall and window washing; waste disposal, incinerator operation; normally works to a written schedule but may be assigned other janitorial duties. Must have ability to learn to operate efficiently equipment and material used in floor polishing. Must demonstrate ability to adapt to this type of work within (5) working days.

         JIG AND FIXTURE MAKER-BEGINNER - Before receiving jig and Fixture Maker beginner rate, employee must serve a minimum of (78) weeks at Machinist rate except those employees qualified under the "Experience and Review Schedule". Employee must be able to meet all the requirements as set out in Machinist, and in addition must also have the ability to make production jigs and fixtures from layout, make minor tool and die repairs, make simple dies, and do machine work from layout.

         JIG AND FIXTURE MAKER, 1ST CLASS - In addition to requirements for Jigs and Fixture Maker, Beginner must be able to make advanced jig and fixtures from parts, drawing or layouts. Must serve (1) year in "Jig and Fixture Maker - Beginner" classification before consideration for advancement, or in the judgment of management must have demonstrated skill and ability required for the job.

         LOAD AND UNLOAD SPRAY PAINT (PAINT SYSTEM CONVEYOR) - It is the responsibility of employees in this classification to load the paint system conveyor racks with parts to be washed and/or painted according to instructions contained on the shop routing or by direction of the foreman or his designate, and to unload such parts and stack them in such a method as is provided, and to unload carts used for baking the batch-oven. Loading may require pre-racking of the parts as well as hanging them on the conveyor directly.

         Personnel shall be rotated on the various types of work in this classification.

         MACHINIST - Before receiving Machinist rate, employees must serve a minimum of (26) weeks at Group 4 rate except those employees qualified under the "Experience and Review Schedule" listed below. Must also have the ability to service or set up various jobs, do various types of machine work and be able to make simple jigs and fixtures with supervision.

         EXPERIENCE AND REVIEW SCHEDULE - Machinists and Jig Fixture Makers. - Exceptions to the time requirements as set forth for Machinists and Jig and Fixture Makers are as follows:

         MACHINISTS AND JIG AND FIXTURE MAKERS OBTAIN FROM:

(1)      Screw Machine Department 26 weeks time credit

(2)      Die Cast 12 weeks time credit

(3)      Punch Press 12 weeks time credit

         The above time credits shall apply only to those employees who have obtained the top rate in Screw Machine Department, Die Cast 1 or Die Cast 2 and Punch Press Department.

         The Credits may be computed on a combined basis but the total time credited shall not exceed (52) weeks or be less than (12) weeks. These time credits shall apply only to the above named (3) jobs.

         Previous experience (or training) as a Machinist or in Tool and Die work shall be credited weeks equivalent to the number of weeks spent in that type of work. Previous work experience credits shall not be added to credits given for Screw Machine, Die Cast or Punch Press work, but such employees shall receive the higher number of credits. The time credited under the "Experience and Review Schedule" plus ability shall determine an employee's classification.

         REVIEWS - Reviews shall be held between Management and the Union negotiating committee in regard to progress being made by Machinists and Jig and Fixture Makers.

         MAGNET ASSEMBLY (LIGHT) - Stock own parts at work position, installs centering plug in back plate, applies bead of cement evenly so as to not to get cement in air gap. Cements back plate, pole piece and installs in place, place magnet, cement magnet, place front plate, install centering pins in air gap. Place magnet assembly in tray, to box or other container for handling. He is to see that parts are correctly put together before placing in container. Must be able to operate productively.

         MAGNET PRESS - Place magnetized magnet assembly in center of frame, place frame and magnet sub assembly into hydraulic press, press magnet assembly into frame, remove frame and magnet assembly, place on conveyor belt, make up screw assembly, place screws into frame to hold magnet and drive screws with power drive.

         Must be able to operate productively.

         MAINTENANCE 2 - Must work for a period of at least (6) months in Maintenance Department at Group 4 classification rate.

         Maintenance 2 employees shall, during this (6) month period, assist one or more workers in Maintenance 1 group or the Maintenance Department Head or for the Maintenance Group Leader(s) perform specific or general duties of lesser skill. At the end of (6) months he shall be upgraded in pay to Maintenance 2 rate.

         MAINTENANCE 1 - Must have at least (12) months experience in Department and also, in order to obtain Maintenance 1 rate, he must qualify as required in the test listed below.

         Completion of qualifying time will establish test date.

         REQUIREMENTS AND TESTS FOR MAINTENANCE:

         PLUMBING: (Air - Gas - Water - Oil - Steam)

         Steam traps - Where and how used.

         Check Valves - Where and how used.

         Pipe and pipe sizes.

         Copper Tube - Types of joints.

         Types of pipe dopes used in various applications.

         ELECTRICAL: (Single and 3 phase circuits)

         How to determine fuse by knowing loads in volume (watts).

         How to determine wire size by knowing loads in volume (watts).

         How to determine conduit size by knowing loads in volume (watts).

         Hook up of motors and rotation control.

         Use of meters for voltage reading - amp reading and resistance.

         Must be able to do workmanlike job of conduit and open circuit wiring.

         WOOD WORKING:

         Must be able to make rectangular frame with right angle corners (Mitered Corners).

         Must know how to use wood working tools as possessed by the Company.

         Must know paint, thinning, etc.

         Must be able to do workmanlike work in simple carpentry.

         BOILER:

         Must know maintenance of boiler and heating equipment. In addition to the above test Maintenance 1 employees must also have at least a basic knowledge of:

         Installation of equipment, set-up, and general maintenance - Must be able to install or assist in the installation of machines and equipment, set up machines and equipment and perform maintenance duties on machines and equipment. Be able to do general maintenance work relative to the upkeep and maintenance of all Company property.

         MAINTENANCE TECHNICIAN 2 - Must have a minimum of 2 years in Maintenance 1 classification, similar experience in maintenance somewhere else, or demonstrated ability to repair CNC equipment and other computer conrolled machinery in a timely manner and with assistance as needed. Must be able to analyze and make major machine and equipment repairs and must be able to read schematics.

         Individual must also demonstrate ability by successfully passing a qualifying test covering electrical, hydraulic systems and pipe fitting.

         Rate of pay will be Group 12B.

         MAINTENANCE TECHNICIAN 1 - In addition to Maintenance 1 and Maintenance Technician 2 duties, the individual in this position must be able to analyze defects and perform repair of electrically, pneumatically, hydraulically operated and/or computer controlled machinery, in a timely manner.

         A minimum of 5 years in Maintenance 1 and/or Maintenance Technician 2 or equivalent is required, plus individual must demonstrate ability by successfully passing qualifying test.

         Rate of pay will be Group 13.

         MASTER PAINTER - In addition to Spray Painter-Beginner ability, a Master Painter must have knowledge to operate the electro-static paint system which includes technical direction to conveyor loaders as to methods of hanging parts on hangers and conveyor, placement of employees within the department, to see that materials are available for work, the operation and control of the phosphate washer, the operation and control of the baking oven, and the operation and control of the electrostatic spray equipment.

         Must instruct to see that proper paperwork is processed and provide instruction and training to Spray Painter-Beginner in all phases of paint operation.

         When more than one Master Painter is available, they shall rotate monthly between hand paint and systems operation.

         Spray Painter-Beginner will be given the opportunity to qualify in Spray Painter-All Around classification after (3) months training and service.

         Spray Painter-All Around will be given the opportunity to qualify as Master Painter. Selection shall be made on the basis of ability. Spray Painter selected to do this work shall receive Master Painter rate and be put on a probationary period for the first 90 days of work.

         MILLING MACHINE OPERATOR - Must be able to set up and operate productively the various productive milling machines as used in our plant.

         PAINT STRIPPER - Performs all tasks considered as Paint Stripper. Duties include stripping, brushing and any other operations required to remove paint to make parts reusable. This is a wet operation requiring the use of chemicals or solvents used in softening or loosening paint.

         Strips paint rack, hangers, and fixtures as needed.

         PARCEL POST & ORDER FILLER/HEAVY PACKER - Must have knowledge of all part numbers and materials locations, be able to pack, label and compute charges for all parcel post and united parcel shipments. Must know the united parcel territory, parcel weight and dimensional limitations.

         Fills shipping or transfers orders for finished goods from stored merchandise in accordance with specification on sales slip, customer order or other instructions.

         Must, in addition to filling orders, indicate items filled or omitted, report shortages in materials or finished goods to supervisor and perform other related duties.

         Does strapping of all materials for Shipping and storage. Checks all materials from production and verifies count before storage or shipment. Must have knowledge of all materials in stock in order to verify count and fill orders for heavy packer shipments.

         Must be able to select appropriate type and size of container for material to be shipped or stored. Must assist in loading of such shipments into truck, car, train or whatever method of transportation is to be used in the transport of such shipments.

         Must have the knowledge of and be able to prepare foreign shipments that may fall into this category as well as domestic shipments.

         Does all labeling on heavy packer shipments, prepares list of material being shipped and supplies to supervisor for bill of lading preparation.

         PLASTIC MACHINE OPERATOR - May be required to regulate the temperature for different materials used and also be able to regulate the pressure required for different materials and different molds used. Must be able to purge machine when needed.

         Employee must have the ability to cycle molded part(s) correctly.

         Must be able to run all plastic molding machines productively.

         PLASTIC SET-UP/OPERATOR - Perform set-up on plastic machines, trim tooling and any equipment pertaining to the plastic department.

         Will be required to run production on any job within plastic department when not performing set-up duties.

         Must be able to read blueprints so that the right part is being molded.

         Keep control of all materials and parts and see that they are identified at all times.

         Must perform set-up for 60 working days at Group 7, 30 days at Group 9 and be able to demonstrate set-up proficiency before being advanced to Group 11.

         Personnel to fill this position will be selected by management.

         PLATING - Must have the ability to do plating and operate degreaser productively.

         The Company will order (2) sets of clothing (shirts and pants only) for each employee each year by July 15th and provide $30.00 for boots or shoes, also by July 15th.

         Employees who bid or bump in Plating shall undergo blood test and chest x-ray which will be provided by the Company upon acceptance of job and then on an annual basis.

         POLISHER - (INCLUDES FINISH SANDING) - Must have ability to polish and finish sanding productively.

         POLISHER-PROCESS - Operator who can do all types of polishing as performed in our shops with a productivity equal to 90% of rates with a reject allowance of 5% on this production. (Rates to be established by experienced, efficient operators on the various jobs using time study figures with standard time on all operations rated and with a 15% personal and incentive allowance added to this figure.) This is a minimum requirement for qualification only.

         Time study results are to be available to interested parties and may be reviewed by mutual agreement.

         Operators may at any time request an opportunity to qualify for top rate. Priority on examination shall be on the basis of departmental seniority.

         POWER SAW - Breaks and saws diecasting gates according to specifications or instructions and does other saw work that may be required.

         Sets up and makes adjustment on saw and repairs broken saw blades.

         PRECISION DIAPHRAGM TRIM - Trims diaphragms with close tolerance guidelines. Must perform to established production standards. May be required to verify accuracy.

         Qualifying time will be 30 working days.

         Rate of pay will be Group 5.

         PUNCH PRESS OPERATOR - Runs machine productively.

         RECEIVING CLERK - Must have knowledge of all paper work related to receiving of materials, processing of all paper work, checking packing slips and orders to verify correctness of shipment, route material to proper persons or destination, properly mark all containers as to contents and notify proper person(s) or departments of any changes.

         Keeps department in a neat and orderly fashion and notifies foreman of any needed equipment or supplies.

         After (30) days qualifying time, rate of pay shall be Receiving Clerk Beginner. After an additional (90) calendar days, rate of pay shall be Receiving Clerk.

         NOTE: RECEIVING CLERK TEST - (Also test receiving clerk - beginner and general order fillers. AGREED: Both parties are in agreement that the Receiving Clerk-Beginner and General Order Filler jobs shall be subject to posting and employees eligible for such jobs as the result of posting shall also pass an examination as determined by agreement between Management and Union.

         Information concerning the examination shall be available to interested persons.

         RELIEF OPERATORS - Replace each operator (on assigned line) in rotational order for personal relief. Assist group leader (line members) at start of shift in such matters as cement mixing, filling cement applicators, etc. When not required for relief duty may assist mend operator or any trouble spot on line.

(a) It is understood that relief operators are provided on progressive assembly lines for the express purpose of providing time for the line operators to obtain necessary physical relief and not to provide additional break time as such.

(b) Each line with no less than seven operators or more than 20 operators will be assigned a relief operator.

(c) Lines which can be considered a convenient grouping for relief purposes will be serviced by one relief operator provided that the total line operators do not amount to more than twenty.

(d) Any line with less than seven operators having a group leader of its own will be relieved by the group leader. Certain circumstances may require a relief operator.

(e) A relief operator shall be assigned to any line of less than seven operators that has a group leader in common with another line or is not covered by the provisions outlined in paragraph c.

(f) In emergency (when the assigned relief operator is engaged), the group leader may relieve. In extreme emergency the mend operator (if one is part of the crew) may relieve.

(g) In all instances a relief operator shall utilize time not spent in relieving by performing duties that are outlined in the job description.

         REPAIR/PARTS ORDER FILLER - Performs all duties of filling orders properly, identifying and locating parts, and must pack/package for shipment, spare parts orders. Accomplishes all necessary paper work to maintain a complete record of all material received or disbursed from area.

         Performs all other related duties as designated and instructed by Supervisor, Department Head or Group Leader, and is required to keep area in neat and orderly fashion.

         SANDER-ROUGH - Rough sanding of parts necessary for machining and parts necessary for finish-polishing.

         SCOPE TESTER - Requires good vision or corrective glasses. Ability to follow verbal or written instructions. Maintains test records on results of tests.

         Performs visual mech. inspection of products for mech. integrity and proper finish.

         Makes minor external adjustments to test equipment as per instructions. Measures specified parameters such as frequency response, level, impedance, etc., using oscilloscope and associated equipment to determine conformance to specified limits.

         Equipment and limits to be supplied by Quality Control.

         May be required to perform light assembly operations in addition, as time allows.

         Operator must be able to operate productively.

         SCREW MACHINE OPERATOR - One month at regular base rate. If during this time an operator fails to show, in the estimation of the foreman, the ability to adapt himself to this type of work, he shall be removed from the job. It is the intent that qualifiers for all classes shall be selected by departmental seniority.

CLASS 3

(A) Must qualify on (1) machine.

(B) Operate productively (quantity and quality).

(C) Know lubrication.

(D) Dress tools.

(E) Not required to make set-up.

(F) Make minor adjustments.

CLASS 2

         At least (3) months experience.

         Ability to set up and grind tools on repeat jobs.

         Know machine adjustments

         Able to operate any machine in department, but such training to be deferred when production cannot be interrupted due to production schedules.

CLASS 1

         Must demonstrate ability to make original set-up from print on all machines in the department, and run all machines productively. Knowledgeable use of all measuring devices, required to check in-process work, must be demonstrated to the production foreman.

         SERVICE REPAIR - Must have full knowledge of microphones, speakers, and drivers manufactured by the company. Determines source of trouble in faulty products returned for repair. Repairs and tests to satisfactory performance and records information as required by the Departmental Supervisor. Must be capable of desoldering and soldering for the purpose of the changing of electronic sub-assemblies and components under the direction of technician or supervisor. Will do packing/packaging as required. All work performed in this job classification must meet good workmanship standards as determined by the Quality Control Department.

         SET-UP, ASSEMBLY - Must be proficient at making set-ups on all machines, equipment, jigs and fixtures used, or that may be used, in the sub-assembly of the various products of the company, such as wire strippers, coil winders, riveters, eyeletters, hydraulic presses, stitches, staplers, etc.

         Must maintain stock, in an orderly manner, or spare parts on this equipment in order to make minor repairs when required, and prepare requisitions for the procurement of these parts.

         Must maintain file on all pertinent information, parts lists, operator's manuals, etc., on all equipment set up by him.

         Must provide set-up equipment to scheduled requirements as directed by the Superintendent of the Assembly Division.

         Applicants for this premium job are selected from job postings as follows:

1) All applicants will be given two tests -

    (a) Adaptability test - form A - SRA Service

    (b) Mechanical aptitude test.

         Both tests will be conducted and evaluated by Michiana Employment agency of South Bend or any other source as may be chosen by joint agreement.

2) Test results evaluation will be studied and the applicants chosen by test grades and seniority.

3) Applicants chosen will start at Set-Up Man Beginner rate.

4) At the end of (65) days of work, applicant will be given a proficiency test on his work, provided by the Chief Production Engineer.

    a)   If applicant does not pass this test, he will be allowed an additional
         (30) days of work at Set-Up Man Beginner rate, after which he will be tested again. Should he fail, he must withdraw from the classification.

    b) If the applicant passes either the first or second test, he will be advanced to Set-Up Man rate.

         SPECIALIZED MICROPHONE TESTER-REPAIR - The specialized microphone tester shall perform all normal service repair operator duties, and additionally shall do specialized testing of microphones and elements.

         Operators eligible to perform this specialized testing shall be selected from the service repair operators in the following manner:

         Notice of an opening shall be given to the service repair operators.

         Those who desire this job shall sign for the job. The Company will select the most senior operator or operators, as required. Training will be accomplished within a six month period.

         The most senior selected operator will be paid at the rate full time; operator number two will be paid normal service repair operator rate, except while in training. Operator actually performing the specialized microphone tester job due to absence of the more senior operator will be paid full rate for each day of replacement.

         SPECIALIZED SOLDERER - Description - Soft soldering of conductors to fixed terminals or lead out wires to voice coil leads, on dynamic microphones head sub-assemblies and dynamic speaker transducer sub-assemblies, does not apply to soldering of lead outs on final assemblies. May be required to clean flux, dress leads and use various cements and solvents. Will also include operation of Micro-Welders.

PREREQUISITES -

1. Opening or position must exist.

2. 56 hours of line rate soldering.

3. Completion of advanced soldering course consisting of 2 hours of instruction and demonstrations in the classroom by a qualified instructor.

QUALIFICATION - Must qualify within a period of (7) working days. Qualifications will be determined by the Quality Control Department using Process Specification 402- 2.150. (Soft Soldering of Electrical and Electronic Connections.)

(Line Soldering - A line solderer must complete a basic course in soldering consisting of (3) hours of instruction and demonstrations in the classroom conducted by a qualified instructor. Line soldering may consist of one or more of the following types of soldering wires, induction soldering, printed circuit soldering, etc.)

         SPRAY PAINTER-BEGINNER - Knowledge of spray painting, degreasing, baking and mixing own paints. Must be capable of coloring the surface of materials to match or simulate other materials and be able to spray surfaces without leaving starved areas or runs.

         Must have a thorough knowledge of mixing own paints and shall clean own spray guns, hose the material container with solvent. Also keeps spray booths and oven clean in the safest manner possible.

         SPRAY PAINTER-ALL AROUND - In addition to spray painter-beginner ability, a spray painter-all around must have knowledge to operate the electrostatic paint system which includes technical direction to conveyor loaders as to methods of hanging parts on hangers and conveyor, the operation and control of the phosphate washer, the operation and control of the baking oven, and the operation and control of the electrostatic spray equipment.

         Spray painter-beginner will be given the opportunity to qualify in this classification after (3) months training and service.

         SYSTEMS INSPECTION AND REPAIR - Inspect all systems returned for repair or credit and list damage to cabinets due to improper packaging, rough handling by carrier, misuse by customer or defects in workmanship, on the form provided for this use. Will do packing/packaging as required.

         Determine the defective components in the system that need replacing. Perform all other duties necessary to the repair of systems - except color patching of cabinets.

         SYSTEMS TESTER - Tests all systems after assembly. Connects component or system under test to audio-oscillator, checking for continuity through the frequency range the unit is designed for. Listens for voice coil rubs, rattles, hum or other objectionable distortions.

         Those items meeting required standards are either sent to assembly or packaging as the individual case dictates.

         Those items not meeting required standards are rejected and are properly tagged as to defect, and returned to production for processing. Must be able to follow simple written instructions as to operation of equipment used in checking systems.

         Inspects cabinets prior to packaging.

         Must have knowledge of finishes and proper construction of cabinets.

         Should be familiar with all models manufactured.

         Ability to read and understand information on blueprint is necessary.

         Should be able to determine when it is necessary to repair, finish, such as "tough up," "burn in"; and determine when such repair has been accomplished satisfactorily.

         Be able to accomplish daily inspection reports.

         Should be able to recognize good workmanship.

         TOOL CRIB ATTENDANT -

1. Sharpen Drills.

2. May be requested to cut stock.

3. Keep record of all stock, tools and operating supplies on hand.

4. Receives, stores and issues tools, dies, fixtures, operating supplies, janitorial supplies and stock.

5. Clean tools, dies and fixtures and prepare them for inspection.

6. Applies preservative to tools, dies and fixtures when necessary to protect for storage.

7.  Will be responsible for crib housekeeping.

8. Maintain records on minimum on-hand requirements of all small tools, operating supplies and janitorial supplies, as established by Management.

9. Institutes a re-order alert to the foreman when minimum on-hand balance is reached.

10. May transport tools, dies, jigs and fixtures to the tool room when servicing is required and return them to crib location when servicing is completed.

         TOOL & DIE LEAD PERSON - Must be qualified in First Class Tool & Die Classification. Must have the ability to relate information on assigned project to other toolroom personnel assigned to the same project.

         Tool & Die Lead Person will have primary responsibility of directing assigned project to completion.

         Tool & Die Lead Person will be selected by management as job assignments require from the First Class Tool & Die Classification.

         TOOL AND DIE MAKER-1ST CLASS - Expert Tool and Die Maker capable of layout, practical design, and all phases of tool and die construction and maintenance. Must have (8) years related experience of (6) years experience with supervisor's recommendation, of which 2 years must be equivalent to Tool and Die Maker 2, and pass qualifying test or possess a valid Tool and Die Maker, Journeyman's card.

         TOOL AND DIE MAKER 2 - Before receiving Tool and Die Maker 2 rate, employee must meet all requirements as set out in Jig and Fixture Maker-Beginner and Jig and Fixture Maker 1st Class descriptions. Must be able to make major die and mold repairs, construct die and mold components from layout and have the ability to construct dies and molds from layout to completion, with supervision as necessary.

         TRUCK DRIVER - Drives trucks to transport or pickup mail, materials, merchandise and equipment to and from various destinations as designated. May also load or unload truck with or without helpers, makes minor mechanical repairs and keeps truck in good working order. Reports to Supervisor anything that needs to be fixed or when it is time for oil changes, etc.

         The Company agrees to pay eight hours pay per day for away-from-home drivers who are delayed 24 hours or more due to an emergency through no fault of their own.

         Any accident, no matter how minor, must be reported to Supervisor.

         VIBRATOR OPERATOR - Operates vibratory or tumbling equipment for the purpose of removing flash or burrs from parts. Employees who bid or bump in Vibrator shall undergo hearing test which will be provided by the Company upon acceptance of job and then on an annual basis.

                                   ARTICLE 38
                                  PLANT CLOSURE

         In the event that the Company ceases operations at its Buchanan, Michigan Plant, the Company agrees to give the Union a minimum 60 working days notice. Within 5 working days after notification, the Company and the Bargaining Committee will meet to negotiate on all the issues pertaining to the Bargaining Unit employees as a result of the closing of the Buchanan Plant.

                                   ARTICLE 39
                              DURATION OF AGREEMENT

         Section 1. This agreement shall remain in effect until Midnight, June 18, 1996 and shall then renew itself from year to year thereafter unless notice of termination in writing via registered mail is given by either party at least
(60) days before the next expiration date of this agreement. Upon receipt of such notice a conference shall be arranged for within ten (10) days.

                                             1993
            JANUARY                           MAY                          SEPTEMBER
 S    M    T   W    T   F    S   S    M   T    W   T    F   S    S    M   T    W   T    F   S
                        1    2                              1                  1   2    3   4
 3    4    5   6    7   8    9   2    3   4    5   6    7   8    5    6   7    8   9    10  11
 10   11  12   13  14   15   16  9    10  11   12  13   14  15   12  13   14  15   16   17  18
 17   18  19   20  21   22   23  16   17  18   19  20   21  22   19  20   21  22   23   24  25
 24   25  26   27  28   29   30  23   24  25   26  27   28  29   26  27   28  29   30
 31                              30   31

            FEBRUARY                         JUNE                           OCTOBER
 S    M    T   W    T   F    S   S    M   T    W   T    F   S    S    M   T    W   T    F   S
      1    2   3    4   5    6            1    2   3    4   5                           1   2
 7    8    9   10  11   12   13  6    7   8    9   10   11  12   3    4   5    6   7    8   9
 14   15  16   17  18   19   20  13   14  15   16  17   18  19   10  11   12  13   14   15  16
 21   22  23   24  25   26   27  20   21  22   23  24   25  26   17  18   19  20   21   22  23
 28                              27   28  29   30                24  25   26  27   28   29  30
                                                                 31

             MARCH                           JULY                          NOVEMBER
 S    M    T   W    T   F    S   S    M   T    W   T    F   S    S    M   T    W   T    F   S
      1    2   3    4   5    6                     1    2   3         1   2    3   4    5   6
 7    8    9   10  11   12   13  4    5   6    7   8    9   10   7    8   9   10   11   12  13
 14   15  16   17  18   19   20  11   12  13   14  15   16  17   14  15   16  17   18   19  20
 21   22  23   24  25   26   27  18   19  20   21  22   23  24   21  22   23  24   25   26  27
 28   29  30   31                25   26  27   28  29   30  31   28  29   30

             APRIL                          AUGUST                         DECEMBER
 S    M    T   W    T   F    S   S    M   T    W   T    F   S    S    M   T    W   T    F   S
                    1   2    3   1    2   3    4   5    6   7                  1   2    3   4
 4    5    6   7    8   9    10  8    9   10   11  12   13  14   5    6   7    8   9    10  11
 11   12  13   14  15   16   17  15   16  17   18  19   20  21   12  13   14  15   16   17  18
 18   19  20   21  22   23   24  22   23  24   25  26   27  28   19  20   21  22   23   24  25
 25   26  27   28  29   30       29   30  31                     26  27   28  29   30   31

                                             1994
            JANUARY                           MAY                          SEPTEMBER
 S    M    T   W    T   F    S   S    M   T    W   T    F   S    S    M   T    W   T    F   S
                             1   1    2   3    4   5    6   7                      1    2   3
 2    3    4   5    6   7    8   8    9   10   11  12   13  14   4    5   6    7   8    9   10
 9    10  11   12  13   14   15  15   16  17   18  19   20  21   11  12   13  14   15   16  17
 16   17  18   19  20   21   22  22   23  24   25  26   27  28   18  19   20  21   22   23  24
 23   24  25   26  27   28   29  29   30  31                     25  26   27  28   29   30
 30   31

            FEBRUARY                         JUNE                           OCTOBER
 S    M    T   W    T   F    S   S    M   T    W   T    F   S    S    M   T    W   T    F   S
           1   2    3   4    5                 1   2    3   4                               1
 6    7    8   9   10   11   12  5    6   7    8   9    10  11   2    3   4    5   6    7   8
 13   14  15   16  17   18   19  12   13  14   15  16   17  18   9   10   11  12   13   14  15
 20   21  22   23  24   25   26  19   20  21   22  23   24  25   16  17   18  19   20   21  22
 27   28                         26   27  28   29  30            23  24   25  26   27   28  29
                                                                 30  31

             MARCH                           JULY                          NOVEMBER
 S    M    T   W    T   F    S   S    M   T    W   T    F   S    S    M   T    W   T    F   S
           1   2    3   4    5                          1   2             1    2   3    4   5
 6    7    8   9   10   11   12  3    4   5    6   7    8   9    6    7   8    9   10   11  12
 13   14  15   16  17   18   19  10   11  12   13  14   15  16   13  14   15  16   17   18  19
 20   21  22   23  24   25   26  17   18  19   20  21   22  23   20  21   22  23   24   25  26
 27   28  29   30  31            24   25  26   27  28   29  30   27  28   29  30
                                 31

             APRIL                          AUGUST                         DECEMBER
 S    M    T   W    T   F    S   S    M   T    W   T    F   S    S    M   T    W   T    F   S
                        1    2        1   2    3   4    5   6                      1    2   3
 3    4    5   6    7   8    9   7    8   9    10  11   12  13   4    5   6    7   8    9   10
 10   11  12   13  14   15   16  14   15  16   17  18   19  20   11  12   13  14   15   16  17
 17   18  19   20  21   22   23  21   22  23   24  25   26  27   18  19   20  21   22   23  24
 24   25  26   27  28   29   30  28   29  30   31                25  26   27  28   29   30  31

                                             1995
            JANUARY                           MAY                          SEPTEMBER
 S    M    T   W    T   F    S   S    M   T    W   T    F   S    S    M   T    W   T    F   S
 1    2    3   4    5   6    7        1   2    3   4    5   6                           1   2
 8    9   10   11  12   13   14  7    8   9    10  11   12  13   3    4   5    6   7    8   9
 15   16  17   18  19   20   21  14   15  16   17  18   19  20   10  11   12  13   14   15  16
 22   23  24   25  26   27   28  21   22  23   24  25   26  27   17  18   19  20   21   22  23
 29   30  31                     28   29  30   31                24  25   26  27   28   29  30

            FEBRUARY                         JUNE                           OCTOBER
 S    M    T   W    T   F    S   S    M   T    W   T    F   S    S    M   T    W   T    F   S
               1    2   3    4                     1    2   3    1    2   3    4   5    6   7
 5    6    7   8    9   10   11  4    5   6    7   8    9   10   8    9   10  11   12   13  14
 12   13  14   15  16   17   18  11   12  13   14  15   16  17   15  16   17  18   19   20  21
 19   20  21   22  23   24   25  18   19  20   21  22   23  24   22  23   24  25   26   27  28
 26   27  28                     25   26  27   28  29   30       29  30   31

             MARCH                           JULY                          NOVEMBER
 S    M    T   W    T   F    S   S    M   T    W   T    F   S    S    M   T    W   T    F   S
               1    2   3    4                              1                  1   2    3   4
 5    6    7   8    9   10   11  2    3   4    5   6    7   8    5    6   7    8   9    10  11
 12   13  14   15  16   17   18  9    10  11   12  13   14  15   12  13   14  15   16   17  18
 19   20  21   22  23   24   25  16   17  18   19  20   21  22   19  20   21  22   23   24  25
 26   27  28   29  30   31       23   24  25   26  27   28  29   26  27   28  29   30
                                 30   31

             APRIL                          AUGUST                         DECEMBER
 S    M    T   W    T   F    S   S    M   T    W   T    F   S    S    M   T    W   T    F   S
                             1            1    2   3    4   5                           1   2
 2    3    4   5    6   7    8   6    7   8    9   10   11  12   3    4   5    6   7    8   9
 9    10  11   12  13   14   15  13   14  15   16  17   18  19   10  11   12  13   14   15  16
 16   17  18   19  20   21   22  20   21  22   23  24   25  26   17  18   19  20   21   22  23
 23   24  25   26  27   28   29  27   28  29   30  31            24  25   26  27   28   29  30
 30                                                              31

                                             1996
            JANUARY                           MAY                          SEPTEMBER
 S    M    T   W    T   F    S   S    M   T    W   T    F   S    S    M   T    W   T    F   S
      1    2   3    4   5    6                 1   2    3   4    1    2   3    4   5    6   7
 7    8    9   10  11   12   13  5    6   7    8   9    10  11   8    9   10  11   12   13  14
 14   15  16   17  18   19   20  12   13  14   15  16   17  18   15  16   17  18   19   20  21
 21   22  23   24  25   26   27  19   20  21   22  23   24  25   22  23   24  25   26   27  28
 28   29  30   31                26   27  28   29  30   31       29  30
            FEBRUARY                         JUNE                           OCTOBER
 S    M    T   W    T   F    S   S    M   T    W   T    F   S    S    M   T    W   T    F   S
                    1   2    3                              1             1    2   3    4   5
 4    5    6   7    8   9    10  2    3   4    5   6    7   8    6    7   8    9   10   11  12
 11   12  13   14  15   16   17  9    10  11   12  13   14  15   13  14   15  16   17   18  19
 18   19  20   21  22   23   24  16   17  18   19  20   21  22   20  21   22  23   24   25  26
 25   26  27   28  29            23   24  25   26  27   28  29   27  28   29  30   31
                                 30
             MARCH                           JULY                          NOVEMBER
 S    M    T   W    T   F    S   S    M   T    W   T    F   S    S    M   T    W   T    F   S
                        1    2        1   2    3   4    5   6                           1   2
 3    4    5   6    7   8    9   7    8   9    10  11   12  13   3    4   5    6   7    8   9
 10   11  12   13  14   15   16  14   15  16   17  18   19  20   10  11   12  13   14   15  16
 17   18  19   20  21   22   23  21   22  23   24  25   26  27   17  18   19  20   21   22  23
 24   25  26   27  28   29   30  28   29  30   31                24  25   26  27   28   29  30
 31
             APRIL                          AUGUST                         DECEMBER
 S    M    T   W    T   F    S   S    M   T    W   T    F   S    S    M   T    W   T    F   S
      1    2   3    4   5    6                     1    2   3    1    2   3    4   5    6   7
 7    8    9   10  11   12   13  4    5   6    7   8    9   10   8    9   10  11   12   13  14
 14   15  16   17  18   19   20  11   12  13   14  15   16  17   15  16   17  18   19   20  21
 21   22  23   24  25   26   27  18   19  20   21  22   23  24   22  23   24  25   26   27  28
 28   29  30                     25   26  27   28  29   30  31   29  30   31

                                                                FEBRUARY 1, 1993


                    AGREED LANGUAGE BETWEEN UNION AND COMPANY
                               FOR UNION CONTRACT


                                    AGREEMENT

         Change date to _________, 1993.

                                    ARTICLE 2
                                   UNION SHOP

         Take out first five words in first paragraph. (As a condition of employment).

                                    ARTICLE 3
                               HOURS AND OVERTIME

         Add under Section 4 - Paragraph 2 "Should overtime be offered and the employee refuses it they shall be charged with such overtime. Once an employee is offered overtime and refuses, the Company shall not offer overtime to that employee for any job for that specified time period."

         Should an employee wish not to be considered for overtime, on a continuous basis, notification is to be given to the supervisor in writing with a copy to the Chief Steward. The Company will not consider a person eligible for overtime until notification is withdrawn.

         Change under Section 4 Paragraph 1 - No more than 10 hour inequity on turn sheet between operators with exception of Tool Room Classification.

         Overtime will be divided as equally as possible on all jobs that all classifications can perform. The Tool Room turn sheet will be kept by the Tool Room supervisor.

         Change Date in paragraph 4 - _________, 1993.

         Add under Section 6 - (d) Agreed adjustments relative to make up of lost overtime outside of your department shall be acted upon within 21 calendar days or employee will be paid.

                                    ARTICLE 5
                                    SENIORITY

         Add under Section 3 paragraph 1 - "machine breakdown" after TEMPORARY LAYOFF (3 days or less) occasioned by curtailed production, machine breakdown, or material shortages affecting (5)......

         Section 3 paragraph 2 - change to read "An employee losing more than
(12) hours to an employee . . . ." Section 7 Protected Positions - Take out:

                                   ARTICLE 16
                       SENIORITY - OUT OF BARGAINING UNIT

         Delete Section 2 through Section 4.

                                   ARTICLE 32
                                 COST OF LIVING

         Section 2. paragraph 3 - change dates

                                   ARTICLE 33
                                   JOB POSTING

         Section 1 job listings:

                 (H) Delete the word "Assistant"
         Add (I) Plastic Set-Up

         Change wording in paragraph 3 - Delete the words "machinist classification" and add "above classifications".

                                   ARTICLE 34
                                     GENERAL

         Section 2 add after paragraph 4 - A supervisor has the option to qualify a person before the 30 day qualifying period has expired.

         Section 11. Language to stay the same as is in current contract book.

         Listing of areas to be designated as NON-SMOKING areas but will not appear in contract:

         Lunch/Break - Canteen area
         Plating Department
         Paint Department
         Chemical areas
         Shipping, Receiving, Stockroom Department
         Repair Department
         Restrooms
         Clean Room Department
         Tool Room Department
         Paint Shed

         Smoking will be allowed in the following areas at employees desks until otherwise agreed upon:

         Shipping, Receiving, Stockroom Department

         Section 7 Protected Positions - Take out:

         #15 Tool Crib Attendant
         #19 Strike the word Assistant

         Paragraph 6 change to read "familiarization" period not to exceed 8 hours.....

                                    ARTICLE 7
                                LEAVE OF ABSENCE

         Insert:

         (E) CHILD CARE LEAVE

         Electro-Voice Buchanan will provide a maximum of 26 weeks unpaid leave for an employee to care for and bond with newborn or newly adopted children. The 26 weeks will begin on the day of adoption or on date of employee's release to return to work. This Child Care Leave may be used once every two years by an employee.

         Any employee on a Child Care Leave will accumulate seniority during such leave and upon return to work will be re-employed at their former or similar position in accordance with their seniority.

         While on Child Care Leave, an employee's insurance will be terminated after the first thirteen weeks. An employee's medical and life insurance can be continued if the employee makes monthly premium payments to the company.

         There must be a two week prior notification to the company by the employee of their desire to use the Child Care Leave. Proper certification, birth certificate, or adoption papers, must accompany any Child Care Leave request.

         (F) FAMILY CARE LEAVE

         Electro-Voice Buchanan Plant will provide a maximum of thirteen weeks unpaid leave for an employee to care for a member of their immediate family (mother, father, spouse, brother, sister, or child) who is totally disabled due to sickness or accident. Three extensions in monthly increments will be provided if necessary. (In rare and unusual circumstances, the leave committee may consider more than three monthly extensions.)

         Any employee on a Family Care Leave will accumulate seniority during such leave and upon return to work will be re-employed at their former or similar position in accordance with their seniority.

         A statement from the family member's physician, stating the need for family care and the anticipated length of the disability, must accompany the request for a leave. Disabilities of less than four days will not be considered.

         While on Family Care Leave, an employee's insurance will be terminated after the first thirteen weeks. An employee's medical and life insurance can be continued if the employee makes monthly premium payments to the company.

         Add under Paragraph 9 - One day to be day of funeral. Employee to inform personnel of the day of the funeral.

                                   ARTICLE 9A
                                    SECTION 2

         Last Paragraph - Agreement on Maintenance Extra Help. The Company and the Union agree that Maintenance Tech I and Maintenance Tech 2 are not progressive jobs. Should an employee who has not previously qualified in maintenance be used as extra help in maintenance, that employee shall be paid the Maintenance 2 rate or their own rate, whichever is higher.

                                   ARTICLE 10
                                    VACATIONS

         Change Vacation period to read as follows:

         January 3, 1993 - May 22, 1993
         May 23, 1993 - September 25, 1993
         September 26, 1993 - December 18, 1993
         December 19, 1993 - January 1, 1994

         January 2, 1994 - May 28, 1994
         May 29, 1994 - September 24, 1994
         September 25, 1994 - December 17, 1994
         December 18, 1994 - January 7, 1995

         January 8, 1995 - May 27, 1995
         May 28, 1995 - September 23, 1995
         September 24, 1995 - December 16, 1995
         December 17, 1995 - January 6, 1996

         January 7, 1996 - May 25, 1996
         May 26, 1996 - September 28, 1996

         Change paragraph 6 and insert new dates in regards to plantwide shutdown.

                                   ARTICLE 14
                                NO DISCRIMINATION

         Insert the word "Handicap" after the word age.

                                   ARTICLE 35
                 COMPENSATORY LEAVE FOR SICKNESS OR EMERGENCIES

         Section 1 - Change dates paragraph one.

                                   ARTICLE 36
                                  HOURLY RATES

         Group 5 . . . . .Delete (619/719) under Sanding Microphone Stands.

                          Add Precision Diaphragm Trim.

         Group 11 . . . . Delete the word Assistant before Set-Up Die Cast &
                          Trim Press.

                          Add Set-Up Plastics.

         Appendix A . .   Delete Department Head 41.

                                   ARTICLE 37
                                JOB DESCRIPTIONS

         Add under CNC Machine Programmer/Operator:

         Programming of CNC can be done on any shift.

         CHANGE COIL ASSEMBLE OF VOICE COILS USED ON WIDE BAND HIGH COMPRESSION DRIVERS TO FOLLOWING:

         Qualify 120 working days.
         Must qualify on DH1A's & DH2A's within 80 working days. Remaining 40 days qualify on 2012's and 1506's. Company and Union agree all qualified operators shall be rotated. All present employees will be placed under grandfather clause.

         Employees working on Wide Band Assembly should they have over 30 days are subject to being bumped by a fully qualified operator. Should the operator have less than 30 days are subject to being bumped or laid off in line of seniority.

Add under Fork Lift Operator

      Fork Lift 2nd and/or 3rd Shift
      Company and Union agree to designate 1 employee on the 2nd and/or 3rd Shift who will become a Licensed Fork Lift Driver for the purpose of set-up of large dies in plastic's and die cast departments or unloading a truck which may come in late. Remove tote boxes or plastics which are in stacked positions. The fork lift cannot be used prior to 5:00 (winter hours) and 4:00 (summer hours) if the company has prior knowledge to an incoming semi; the normal fork lift operators shall be kept over.

ADD:       MAINTENANCE TECHNICIAN 2
           Must have a minimum of 2 years in Maintenance 1 classification, similar experience in maintenance somewhere else, or demonstrated ability to repair CNC equipment and other computer controlled machinery in a timely manner and with assistance as needed. Must be able to analyze and make major machine and equipment repairs and must be able to read schematics.

           Individual must also demonstrate ability by successfully passing a qualifying test covering electrical, hydraulic systems and pipe fitting.

           Rate of pay will be Group 12B.

ADD:       PLASTIC SET-UP/OPERATOR

           Perform set-up on plastic machines, trim tooling and any equipment pertaining to the plastic department.

           Will be required to run production on any job within plastic department when not performing set-up duties.

           Must be able to read blueprints so that the right part is being molded.

           Keep control of all materials and parts and see that they are identified at all times.

           Must perform set-up for 60 working days at Group 7, 30 days at Group 9 and be able to demonstrate set-up proficiency before being advanced to Group 11.

         Personnel to fill this position will be selected by management.

AGREED BY UNION                         AGREED BY COMPANY

-----------------------------------     -----------------------------------

-----------------------------------     -----------------------------------

-----------------------------------     -----------------------------------

-----------------------------------     -----------------------------------

-----------------------------------

-----------------------------------
                                        DATE
-----------------------------------          ------------------------------

                                MEDICAL PROPOSAL
                                EFFECTIVE 5/1/93

                                     ACTIVE

1. Company and union agree to PPO Option 1 for active employees at a contribution rate of:

           $2.00 per week for employee
           $11.88 per week for plus one
           $18.13 per week for two or more dependents

         HMO contribution rate will be the same as the PPO1 rate unless HMO exceeds the PPO1 rate, then employee picks up the difference.

           $ 2.00 per week for employee
           $11.88 per week for plus one
           $24.09 per week for two or more dependents

         IBA Classic Choice available with a $250 deductible and an 80%-20% Co-Pay. Employees will pay differential between PPO Option 1 and Classic Choice premium.

         Active employees and Pre-65 Retirees can access, if desired, Care Net (Mark IV Program) Prescription Mail Service Drug Program as noted below in the Post 65 Retirees with same co-pay.

                                 PRE 65 RETIREES

2. Company and Union agree to PPO Option 1 for future early retirees until they reach age 65 at a contribution of 25% for retiree and 100% for spouse.

                                   ELIGIBILITY

3. Eligibility for the Company contribution toward retiree medical shall be limited to those employees who have achieved vesting in the pension plan as of March 1, 1993. Other non-vested employees as of March 1, 1993 can purchase coverage at full cost and without Company contribution.

                                      CAPS

4. Company contribution rates for future retiree medical coverage will be frozen at:

           $900 annually for Post 65 coverage
           $1700 annually for Pre 65 coverage

                                POST 65 RETIREES

5. Company and Union agree to implement the Company proposed Post 65 medical plan with the following exceptions:

           NOTE:Retiree contributes 25% for their coverage 100% for spouse coverage.

         Proposes that the following in combination with previous agreements in language and insurance shall be the agreement:

                                    ARTICLE 7
                                BEREAVEMENT LEAVE

           ADD: Father/Step-Father 3 days
                      Mother/Step-Mother 3 days

NEW HIRE RATES  -   $5.00 per hour all three years
                    13 week is equal to one half of the difference between $5.00 and current rate of Group 1
                    26 Week rate is current rate of job

           NOTE:Job above Group 1 will receive the increment between the job and Group 1.

All paid time off Articles and Sections - No change except for dates.

                              PENSION (ARTICLE 23)

           lst Year                 2nd Year                3rd Year
           $17.00                   $17.50                  $18.25

No change in amount of life insurance for eligible retirees No change in reduction factors Employee retiring will receive increases during the term of the agreement.

                         WEEKLY DISABILITY (Article 24)

           lst Year                 2nd Year                3rd Year
           $150                     $150                    $150

                           LIFE INSURANCE (Article 24)

           lst Year                 2nd Year                3rd Year
           $16,500                  $16,500                 $16,500

                                   ARTICLE 24

         50% - 75% - 100% Joint & Survivor Pop-Up Option available to retiree upon retirement so all option can be calculated and presented to retiree for choice at time of retirement.

                                   ARTICLE 36

           The Company proposes the following changes:

           Job Combinations

           GROUP 6
           Brake and Shear/Welder

           Parcel Post & Order Filler
           Heavy Packers
           Prescription drug coverage shall be at retiree option Mail Service or Retail. EXAMPLE: For short term prescriptions retirees can use the Retail Program and for long term maintenance prescriptions use Mail Service Drug Program.

           Mail Service Drug Program - Care Net (Mark IV Program) Generic Co-Pay $5.00 per prescription filled/refilled (up to 90 day supply)

           Brand Co-Pay $15.00 per prescription filled/refilled (up to 90 day supply)

           Retail Drug Program

           All prescription drugs purchased from network pharmacies:

           Generic $5.00 Co-Pay then plan pays 100% of network pharmacy cost.

           Brand $10.00 Co-Pay then plan pays 100% of network pharmacy generic equivalent cost. (If generic equivalent is available)

           Out of network plan pays 70%.

                            RETIREMENT SAVINGS (401)k

6. The Company will contribute .333 (33 1/3%) of the first $1200 saved each year by active participants in the Company Retirement Savings Plan, e.g. employee saves $1000 the Company will contribute $333.

Job Upgrades

Wide Band Coil Assembly Group 5

Group Leader Assembly $.15 above Group 5

Heavy Magnet - Group 5

Clerical Repair - Group 6

Clerical Shipping - Group 6

Reduce Plating qualifying time to 6 months

2 additional 5 minute breaks for Die Cast during the summer hours only.

Safety Glasses:

         Plain Lens - EV Furnish at N/C
         Single Vision Lens - $45.00
         Bifocal Lens - $55.00
         Trifocal Lens - $65.00

VACATIONS:

Increase vacation by 3 weeks at 7-13 years of service

WAGES/COLA

Effective 3/22/93          Effective 3/21/94              Effective 3/20/95

      $.30 increase               $.20 increase                   $.20 increase

COLA

      3/22/93                      8/22/94                        8/21/95

      NO COLA                      $.10 COLA                      $.10 COLA

FOR THE UNION                                                    FOR THE COMPANY


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

DATE:
     ------------------------------

                                      INDEX

A
Arbitration.....................................................................

B
Bulletin Boards.................................................................
Bumping
      Cutback...................................................................
      Shift.....................................................................

C
Change of Address...............................................................
Cost of Living..................................................................
Cut Backs Production............................................................
See Layoffs Tool Room...........................................................

D
Discipline and Discharge........................................................
Duration of Contract............................................................

E
Election Day and Jury Duty......................................................

G
Grievances......................................................................

H
Holidays........................................................................
Hourly Rates....................................................................

I
Information to Union............................................................
Insurance.......................................................................
Inter-Plant Transfer............................................................
Inventory Personnel.............................................................

J
Job Descriptions................................................................
Job Evaluation..................................................................
Job Inequities..................................................................
Job Posting.....................................................................

L
Layoffs.........................................................................
      Notice of.................................................................
      Recall from...............................................................
Leave of Absence................................................................
Line Rated Jobs, Reclassification of............................................

M
Military Service................................................................

N
Non-Discrimination..............................................................

O
Overtime........................................................................

P
Pension and Severance Pay.......................................................
Plant Closure...................................................................
Posting of Agreement............................................................
Premium Job.....................................................................
      Extra Help and Temporary Vacancies........................................
      Layoff and Recall.........................................................
      Transfer..................................................................

R
Rest Periods....................................................................

S
Seniority.......................................................................
Seniority Out of Bargaining Unit................................................
Supervisors.....................................................................

T
Time Study......................................................................
Tool Room Seniority and Qualifications..........................................
Transfer Inter-plant............................................................
Transfer to Unclassified Jobs...................................................

U
Union Recognition...............................................................
Union Representation............................................................
Union Shop......................................................................

V
Vacations.......................................................................

W
Working Conditions..............................................................


                                       ii